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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
St. Mary Land & Exploration Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 annual meeting of stockholders, which is scheduled to be held in the Chelsea Room located at Millenium Hilton, 55 Church Street, New York, NY, on Wednesday, May 21, 2008, at 3:00 p.m. local time.

        At the meeting, you and the other stockholders will vote on:

  •
  The election of eight directors;

  •
  The approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan to increase the number of shares available for issuance under this plan, to specifically provide for and describe the general terms of awards of performance shares and performance units, and to modify the change of control provisions of prospective equity awards to require a "double-trigger" of both a change of control event and a termination or substantial change in employment in order for vesting to accelerate;

  •
  The approval of the Cash Bonus Plan by stockholders to ensure that incentive compensation paid under this plan can be eligible for the "performance-based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code; and

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

        You will also have the opportunity to hear reports on St. Mary's operations and to ask questions of general interest. You can find other, more specific information about the meeting in the accompanying proxy statement, and you can find detailed information about St. Mary in our 2007 annual report, which is available on our website www.stmaryland.com.

        Pursuant to new Securities and Exchange Commission rules, we may now provide you with access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2007 annual report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2007 annual report, and a form of proxy card. We may also choose to mail printed proxy materials to one or more stockholders.

        You may vote your shares by using the telephone or internet voting systems described on the proxy card. If you received a printed copy of a proxy card by mail, you may submit your proxy card by completing and signing the proxy card and returning it promptly. This will ensure that your shares are represented at the meeting even if you cannot attend.

        Thank you for your cooperation by voting by telephone or the Internet, or returning your proxy card, as promptly as possible. We hope to see many of you at our meeting in New York.

Very truly yours,

Anthony J. Best CEO & President

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203

Notice of Annual Stockholders' Meeting

on May 21, 2008

To All Stockholders:

        The 2008 annual meeting of the stockholders of St. Mary Land & Exploration Company is scheduled to be held in the Chelsea Room located at Millenium Hilton, 55 Church Street, New York, NY, on Wednesday, May 21, 2008, at 3:00 p.m. local time. The purpose of the meeting is:

  1.
  To elect eight directors to serve during the next year;

  2.
  To approve the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan to increase the number of shares available for issuance under this plan, to specifically provide for and describe the general terms of awards of performance shares and performance units, and to modify the change of control provisions of prospective equity awards to require a "double-trigger" of both a change of control event and termination or substantial change in employment in order for vesting to accelerate;

  3.
  To approve the Cash Bonus Plan by stockholders to ensure that incentive compensation paid under this plan can be eligible for the "performance-based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code;

  4.
  To ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm; and

  5.
  To transact any other business which may properly come before the meeting.

        Only stockholders of record at the close of business on March 24, 2008, may vote at this meeting.

        Please vote by using the telephone or internet voting systems described on the proxy card or, if this proxy statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Any stockholder may revoke its proxy at any time before the vote is taken at the meeting.

By Order of the Board of Directors St. Mary Land & Exploration Company

Karin M. Writer Assistant Secretary
Denver, Colorado March 28, 2008

Proxy Statement Table of Contents

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203
(303) 861-8140

Proxy Statement

General

        This proxy statement contains information about the 2008 annual meeting of stockholders of St. Mary Land & Exploration Company scheduled to be held in the Chelsea Room located at Millenium Hilton, 55 Church Street, New York, NY, on Wednesday, May 21, 2008, at 3:00 p.m. local time. The St. Mary Board of Directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement, "St. Mary", "the Company", we, and us refer to St. Mary Land & Exploration Company inclusive of its subsidiaries.

Purpose of the Annual Meeting

        At the Company's annual meeting, stockholders will vote on:

  •
  The election of the eight directors as outlined in the accompanying notice of meeting;

  •
  The approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan to increase the number of shares available for issuance under this plan, to specifically provide for and describe the general terms of awards of performance shares and performance units, and to modify the change of control provisions of prospective equity awards to require a "double-trigger" of both a change of control event and a termination or substantial change in employment in order for vesting to accelerate;

  •
  The approval of the Cash Bonus Plan by stockholders to ensure that incentive compensation paid under this plan can be eligible for the "performance-based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code;

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm; and

  •
  To transact any other business which may properly come before the meeting.

        As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Information About the Notice of Internet Availability of Proxy Materials

        The proxy materials, including this proxy statement, a proxy card or voting instruction card, and the Company's 2007 annual report, are being distributed and made available on or about April 7, 2008. In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, the Company has elected to furnish our proxy materials to our stockholders on the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to the Company's stockholders on or about April 7, 2008. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The Company may also elect to mail printed proxy materials to one or more stockholders.

        The Notice will also provide instructions on how to inform the Company to send future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it. Choosing to receive future proxy materials by email will reduce the Company's printing and mailing costs.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008: The proxy statement and 2007 Form 10-K/A of the Company are available at http://ww3.ics.adp.com/streetlink/SM.

Who Can Vote

        Only stockholders of record at the close of business on the record date of March 24, 2008, are entitled to receive notice of the annual meeting and to vote the shares of St. Mary common stock they held on that date. As of March 24, 2008, there were 61,291,979 shares of St. Mary common stock issued and outstanding, net of 3,145,312 shares held in treasury by the Company. Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

How to Vote

        If your shares of St. Mary common stock are held by a broker, bank, or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

        If you hold shares of St. Mary common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope. The telephone and internet voting procedures are designed to ensure that proxies are handled properly under Delaware law. Votes cast in either of these two manners are authenticated by use of a personal identification number and allow stockholders to confirm that their instructions have been properly recorded.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

        A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

  •
  FOR the election as directors of the eight nominees named in this proxy statement under the caption "Nominees for Election as Directors";

  •
  FOR the Approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan to increase the number of shares available for issuance under this plan, to more fully describe the terms of awards of performance shares and performance units, and to modify the change of control provisions of prospective equity awards to require a "double trigger" of both a change of control event and a termination or substantial change in employment in order for vesting to accelerate;

  •
  FOR the approval of the Cash Bonus Plan by stockholders to ensure that incentive compensation paid under this plan can be eligible for the "performance-based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code; and

  •
  FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

Revoking a Proxy

        You may revoke a proxy before the vote is taken at the meeting by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or internet voting procedures before the meeting;

  •
  by voting in person at the meeting; or

  •
  by filing a written revocation with St. Mary's Secretary.

        Your attendance at the annual meeting will not automatically revoke your proxy.

Voting Requirements

        Election of Directors—The St. Mary By-Laws provide that the election of directors shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker non-votes, will have the same effect as if the shares were voted against approval.

        Approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan—Under New York Stock Exchange rules and regulations promulgated under Section 162(m) of the Internal Revenue Code, the approval of the amendment and restatement of the 2006 Equity Incentive Compensation Plan and the increase in the number of shares available for issuance under this plan requires the affirmative vote of a majority of the votes cast on the Amended and Restated 2006 Equity Incentive Compensation Plan and the New York Stock Exchange Rules require that the total votes cast represent over 50 percent of all shares entitled to vote. Abstentions and broker nonvotes will have the effect of votes against approval of the Amended and Restated 2006 Equity Incentive Compensation Plan.

        Approval of Cash Bonus Plan—Under regulations promulgated under Section 162(m) of the Internal Revenue Code, the approval of the Cash Bonus Plan requires the affirmative vote of a majority of the votes cast on the Cash Bonus Plan. Abstentions and broker nonvotes will have the effect of votes against approval of the Cash Bonus Plan.

        Ratification of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm—This ratification shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker nonvotes, will have the same effect as if the shares were voted against approval.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders of one-third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker nonvotes count as present for establishing a quorum. A broker nonvote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Payment of Proxy Solicitation Costs

        St. Mary will pay all costs of soliciting proxies. St. Mary has retained The Altman Group, Inc. to assist in the solicitation of proxies for an estimated fee of $8,000 plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, St. Mary officers, directors, and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and obtain authority to execute proxies.

ELECTION OF DIRECTORS

        All directors of the Company are elected annually. At this meeting, eight directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below; all are currently serving in that capacity.

        The Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee of the Board of Directors shall be responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. This committee performed its evaluation and nominating committee functions during 2007 and early 2008. The committee selects each nominee based on the nominee's skills, achievements, and experience. As set forth in the Company's Corporate Governance Guidelines, the Board as a whole should have broad and relevant experience in high level business policymaking and a commitment to representing the long-term interests of the stockholders. The committee believes that each nominee should have experience in positions of responsibility and leadership, an understanding of the Company's business environment, and a reputation for integrity.

        The committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will effectively contribute to the long-term success of the Company and represent stockholder interests. In determining whether to recommend a director for reelection, the committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        When seeking candidates for a new director, the committee solicits suggestions from incumbent directors, management, stockholders, and others. The committee has authority under its charter to retain a search firm for this purpose. If the committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

        The committee will consider suggestions by stockholders of possible future nominees. Stockholders may nominate persons for election to the Board in accordance with the Company's By-Laws. No such suggestions were received during 2007. Stockholder suggestions should be delivered on or before November 1 in any year before the next annual meeting. In addition, St. Mary's By-Laws permit stockholders to nominate directors for election at an annual meeting, provided that advance written notice of the nomination containing the information required under the By-Laws is received by the Secretary of St. Mary not less than 75 days or more than 105 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, proper notice of a stockholder nomination for election as director for the 2009 annual meeting must be received by St. Mary between February 6, 2009, and March 7, 2009.

        The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. All nominees have consented to serve as directors of the Company if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for a substitute who will be designated by the Board of Directors.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" electing the nominees.

NOMINEES FOR ELECTION AS DIRECTORS

        Biographical information as of February 15, 2008, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated the principal occupation of each nominee has been the same for the past five years.

	Age	Director Since
Barbara M. Baumann is President of Cross Creek Energy Corporation, which provides consulting services for oil and gas exploration and production companies. Ms. Baumann has held that position since July 2003. From 2001 to July 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers LLC, an investment manager and general partner of a private equity energy fund specializing in oil and gas investments for institutional investors. From 1983 to 2001, Ms. Baumann was employed by BP Amoco and held a variety of financial and operational management positions, including Chief Financial Officer of an environmental remediation subsidiary, Vice President of the San Juan Business Unit, and the Commercial Operations Manager of the Western Business Unit. Ms. Baumann is also a director of UniSource Energy Corporation, the parent company for Tucson Electric Power Company (NYSE: UNS).	52	2002

Anthony J. Best is President and Chief Executive Officer of St. Mary. Mr. Best joined St. Mary in June 2006 as President and Chief Operating Officer. In December 2006, Mr. Best relinquished his position as Chief Operating Officer when Javan D. Ottoson was elected to that office. On February 23, 2007, Mr. Best was elected Chief Executive Officer of St. Mary when Mark Hellerstein retired from that position. Mr. Best was appointed to the Board, concurrent with his appointment as Chief Executive Officer. From November 2005 to June 2006, Mr. Best was developing a business plan and attempting to raise capital for a start-up exploration and production entity. From 2003 to October 2005, Mr. Best was President and Chief Executive Officer of Pure Resources, Inc., a subsidiary of Unocal, where he managed all of Unocal's onshore U.S. assets. From 2000 to 2002, Mr. Best had an oil and gas consulting practice working with various energy firms. From 1979 to 2000, Mr. Best was with ARCO in a variety of positions, including a period as President—ARCO Permian, President—ARCO Latin America, Field Manager for Prudhoe Bay, and VP—External Affairs for ARCO Alaska.	58	2007

Larry W. Bickle is a retired private equity investor. Prior to April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Dr. Bickle held that position since June 2005. Prior to that, Dr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Dr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (formerly Tejas Power Corporation), a NYSE listed gas storage, transportation, and marketing company that he founded. Dr. Bickle is also a director of UniSource Energy Corporation, the parent company for Tucson Electric Power Company (NYSE: UNS). He also serves as Non-Executive Chairman of Quantum Natural Gas Storage, LLC.	62	1995

William J. Gardiner is Vice President and Chief Financial Officer of King Ranch, Inc., a privately held ranching and agricultural company that owns the historic 825,000 acre "King Ranch" in south Texas. Mr. Gardiner has held that position since 1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of CRSS, Inc., a NYSE listed independent power producer. Mr. Gardiner was employed by CRSS for approximately 20 years. Mr. Gardiner was initially appointed as a director of St. Mary in connection with St. Mary's acquisition of King Ranch Energy, Inc. in 1999.	53	1999
Mark A. Hellerstein is Chairman of the Board of St. Mary. Mr. Hellerstein served St. Mary as President from 1992 to June 2006, served as Chief Executive Officer from 1995 to February 2007, and was appointed Chairman of the Board in September 2002. Mr. Hellerstein has become a non-employee member of the Board following his resignation as Chief Executive Officer on February 23, 2007, and his termination as an employee on June 30, 2007. Mr. Hellerstein served on the Board of Transocean Inc. from December 2006 to November 2007. Mr. Hellerstein has been retired from June 2007 to the present.	55	1992

Julio M. Quintana is the President, Chief Executive Officer, and a director of TESCO Corporation, a company that supplies oilfield drilling technology, oilfield services, and equipment. Mr. Quintana joined the St. Mary Board on July 7, 2006. Prior to his appointment to his current position at TESCO Corporation in September 2005, he had served as Executive Vice President and Chief Operating Officer at TESCO since September 2004. From 1999 to 2004, Mr. Quintana was employed at Schlumberger as the VP—Integrated Project Management in 2003 and 2004 and was the VP—Exploitation for North and South America in 2002 and 2003 and the VP—Marketing for North and South America in 2002 and 2001. Mr. Quintana began his career at Unocal Corporation where he spent 20 years working in various engineering and leadership roles.	48	2006

John M. Seidl is Chairman of the Board of EnviroFuels, LLC, a privately held corporation that develops, manufactures, and markets technology that intends to improve the performance and efficiency of internal combustion engines, boilers, and other engine designs. Mr. Seidl has held that position since January 2006 and prior to January 2006, he had served as Vice Chairman of EnviroFuels' advisory board since July 2004. From June 2001 through December 2004, Mr. Seidl was Chief Program Officer, Environment, of the Gordon and Betty Moore Foundation, a private grant making foundation, which seeks and funds higher education, scientific research, environmental, and San Francisco Bay Area projects. From September 1999 through June 2004, Mr. Seidl was Chairman of Language Line Services, a privately held provider of over the phone language interpretation and document translation services. Mr. Seidl's business career from 1978-1992 was in energy or energy related businesses.	69	1994

William D. Sullivan has been retired since August 2003 with the exception of a brief amount of time, from June 15, 2005, to August 5, 2005, when Mr. Sullivan served as President and Chief Executive Officer of Leor Energy LP. Mr. Sullivan has been serving as a director since February 2007 of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP, a natural gas limited partnership that was listed on NASDAQ in February 2007. Additionally, since March 2006, Mr. Sullivan has been serving as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP, an oil and natural gas limited partnership that was listed on NASDAQ in January 2007. Mr. Sullivan has served as a director of Tetra Technologies, Inc. since August 2007. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as VP, Operations—International, Gulf of Mexico and Alaska in 2001, VP—International Operations from 1998 to 2000, and VP—Algeria from 1995 to 1998.	51	2004

OTHER MATTERS TO BE VOTED ON

Approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan

Overview

        Subject to stockholder approval, the Board of Directors of St. Mary approved an amendment and restatement of the 2006 Equity Incentive Compensation Plan (as amended and restated, the "Amended 2006 Plan") on March 28, 2008. The Amended 2006 Plan provides for the issuance of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units and stock based awards to key employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary as equity based incentive compensation under the Amended 2006 Plan. The purpose of the Amended 2006 Plan is to promote the success and enhance the value of St. Mary by linking the personal interests of the participants to those of St. Mary's stockholders and by providing participants with an incentive for outstanding performance. The Amended 2006 Plan is further intended to provide flexibility to St. Mary in its ability to attract, motivate, and retain the services of participants upon whose judgment, interest, and special effort the success of St. Mary is substantially dependent.

        St. Mary's stockholders are being asked to approve the Amended 2006 Plan, which amends the 2006 Equity Incentive Compensation Plan (the "2006 Plan"), in the following ways, which are each described in further detail below:

  •
  To increase the total number of shares authorized for issuance under the 2006 Plan from 2,000,000 shares (subject to adjustment as described below) to 3,500,000 shares (subject to adjustment as described below) under the Amended 2006 Plan;

  •
  To specifically provide for the issuance of performance shares and performance units to participants under the Amended 2006 Plan and provide the general terms and conditions thereof in the Amended 2006 Plan; and

  •
  To provide that, for all awards granted on or after May 21, 2008, in order for a participant to obtain an acceleration of vesting and payment of awards in the case of a change of control event, there must be both a change of control as well as a termination or substantial change in the participant's employment with St. Mary as a result of the change of control.

        If the stockholders do not approve the Amended 2006 Plan, the Compensation Committee will consider other alternatives for compensation.

General Information regarding the 2006 Plan

        The 2006 Plan was originally adopted by St. Mary's Board of Directors on March 23, 2006, and was approved by St. Mary's stockholders on May 17, 2006. Awards granted under the 2006 Plan prior to its amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards as well as the terms of the 2006 Plan prior to its amendment and restatement.

        The 2006 Plan serves as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants have been made under the Predecessor Plans from and after the effective date of the 2006 Plan of May 17, 2006.

        The 2006 Plan provides that (i) any shares of common stock issued in connection with a stock option or stock appreciation right shall be counted against the limit as one share of common stock for every one share of common stock issued and (ii) any shares of common stock issued in connection with an award other than a stock option or stock appreciation right shall be counted against the limit as two shares of common stock for every one share of common stock issued. These fungible share counting provisions will remain in effect under the Amended 2006 Plan.

        The 2006 Plan currently covers a total of 3,069,621 shares of common stock, including shares of common stock under the Predecessor Plans that have been transferred into the 2006 Plan. As of March 24, 2008, there were 2,443,897 remaining shares of common stock available for grant under the 2006 Plan. On March 24, 2008, the closing price of St. Mary's common stock as reported on the New York Stock Exchange was $34.79 per share.

Key Amendments to the 2006 Plan

  Increase in Share Authorization under the Amended 2006 Plan

        As of March 24, 2008, the total number of shares authorized for grant under the 2006 Plan prior to its amendment and restatement was 2,443,897 shares of St. Mary's common stock.

        As of March 24, 2008, the Company had 61,291,979 shares of common stock outstanding, net of treasury shares. On that date, the Company had 2,363,512 stock options outstanding under the 2006 Plan at a weighted average exercise price of $12.624 per share and a weighted average remaining term of 4.2 years. The Company also had 265,792 full value awards outstanding on that date in the form of restricted stock unit awards.

        Grants of equity compensation over the past three years have been for incentive compensation awards, director compensation, hire-on awards and other compensation related awards. The grants of incentive equity awards under the plan are made following the end of the fiscal reporting year, for example, awards made in February 2008 related to the 2007 annual performance period. During 2007, 2006, and 2005 there were 248, 201, and 173 persons that received awards, respectively. The table below presents the shares issued from the 2006 Plan on this accrual based manner.

AWARDS UNDER THE 2006 PLAN PRIOR TO AMENDMENT

	2007		2006		2005

Incentive Awards Issued for the Performance Period	161,244	(1)	78,657	(2)	484,351	(3)
Director Share Awards	32,504		29,827		13,926
Hiring and Retention Equity Awards	23,977		28,500		0

(1)
Represents the award made on February 28, 2008, related to the 2007 performance period.

(2)
Represents the award made on the February 28, 2007, related to the 2006 performance period.

(3)
Represents the award made on the February 28, 2006, related to the 2005 performance period.

        Based on the timing of these awards and the manner in which the fungible share counting provisions under the 2006 Plan function, this represents a reduction in the shares available for grant of 1,207,695 shares over the last three years. Up until May 2006, the equity awards operated under the Predecessor Plans; subsequent to that date the terms of the 2006 Plan governed the equity awards.

        The Company is requesting an increase in the shares available to grant under the Amended 2006 Plan because the Compensation Committee and the Board have approved the termination of the Net Profits Interest Bonus Plan ("NPP") on a prospective basis. As a result, the incentive equity compensation will be a larger component of the total compensation package going forward and there is an expectation that full share awards in the form of Performance Share Awards ("PSA") will be the exclusive form of equity grants for employee incentive compensation. There will still be grants made in the form of restricted shares for director grants. This results because there will be no future awards made under the NPP, which was a cash based plan. As a result, the 2007 NPP pool is the final NPP pool to be awarded. Historically the NPP has appropriately incentivised and rewarded employees at St. Mary. However, over time the somewhat unique nature of the plan, the complexity of the program, and the delay in any realized value during payout, has made it less attractive than other equity plans to newly recruited and highly marketable employees. Therefore, commencing in 2008 and as disclosed previously, the NPP will be replaced with a performance share plan that utilizes PSAs.

        PSA plans are more common among our peers and provide for target awards that are earned over a three year performance period. We believe this new plan will provide a more visible, more marketable, and more widely understood long-term incentive criteria. The target awards, while made at the beginning of the performance measurement period, will have a back end loaded time vesting schedule and a total return ("TSR") measurement after the conclusion of the three year measurement period. At the conclusion of the three year measurement period, the TSR will be measured first for St. Mary's compound return over the three year measurement period, then will be modified depending on the results of the TSR performance against an appropriate pre-established performance index consisting of similar companies. Depending on the results of the TSR measurements, the actual award made to participants will be between zero and two times the target award based on pre-established criteria. There is no market or performance condition that results in an early payout determination, other than a change of control. This plan and the associated cash bonus plan will be widely utilized within the organization as a consistent plan for our employees and executives, ensuring that all eligible personnel are measured against the same performance conditions. St. Mary anticipates that in 2008 a similar number of persons will be designated to participate in and be eligible to receive awards under the Amended 2006 Plan, although the number of shares of common stock that underlie such awards will depend on St. Mary's performance results.

        Since the awards under the performance share plan are considered to be full share awards, the Company is seeking an increase in the authorized number of shares available for grant. The fact that the performance condition associated with the target awards have a potential two times multiplier, providing certain pre-established criteria are met, requires that the shares available for grant contemplate the achievement of this scenario to ensure sufficient shares are available to meet the terms of the original target awards. As an example, if an employee is granted a target award of 100 shares, this will count as 200 shares against the Amended 2006 Plan, and because of the potential to earn up to two times the target number of shares in the event that the Company's performance warrants, a total of 200 shares could be awarded, which would count as 400 shares against the Plan. The result is that if there are 2,443,897 million shares available for grant under the Amended 2006 Plan, it will result in approximately one-half that number of shares actually being issued as new shares.

        Under the Amended 2006 Plan, the total number of shares authorized for grant, as of March 24, 2008, including shares of common stock transferred from under the Predecessor Plans, is 2,443,897. Accordingly, if the Amended 2006 Plan is approved by the stockholders, a total of 3,943,897 shares will be available under the Amended 2006 Plan to be used for future awards. This reflects a 1,500,000 share increase in the number of shares authorized under the 2006 Plan. St. Mary's Board of Directors believes that this share increase is appropriate based on the fact that no future participation pools will be established under the NPP effective January 1, 2008, and that St. Mary intends to grant PSAs on an annual basis beginning July 1, 2008, with a zero to two times share performance multiplier thereafter. This results in the awards more closely aligning employee interest with those of our stockholders, particularly since employees could potentially not receive any shares from an award if St. Mary's performance criteria are not met.

        The Amended 2006 Plan provides that, from and after May 21, 2008, the following shares shall not become available again for issuance under the Amended 2006 Plan: (i) shares tendered as full or partial payment to St. Mary of an option price upon exercise of any options granted under the Amended 2006 Plan, (ii) shares reserved for issuance upon grants of stock appreciation rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights, and (iii) shares withheld by St. Mary to satisfy a participant's tax withholding obligations with respect to any award granted under the Amended 2006 Plan. This modification of the share counting provisions in the Amended 2006 Plan to eliminate share recycling on a prospective basis was a factor in the Board of Director's determination that a 1,500,000 share increase in the number of shares authorized for grant under the Amended 2006 Plan is appropriate and in the best interest of St. Mary.

        The increase in the authorized shares submitted for stockholder approval is intended to ensure that St. Mary has a sufficient number of shares of common stock available under the Amended 2006 Plan to continue issuing incentive compensation awards in the form of the currently planned PSAs for the next year.

  Issuance of Performance Shares and Performance Units

        The Amended 2006 Plan includes new provisions that specifically provide for the issuance of performance shares and performance units to participants in the Amended 2006 Plan and provide general terms and conditions for performance shares and performance units. The original 2006 Equity Incentive Stock Compensation plan clearly provided for such awards under Article IX, however, we have deemed it in the best interests of our stockholders to expand the descriptive language associated specifically with performance share awards.

        The economic value of the performance shares and performance units will be determined at the time they are payable based on the extent to which certain performance criteria during a certain performance period have been achieved. Performance shares and performance units are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

        The addition of explicit language describing performance shares and performance units to the Amended 2006 Plan coincides with the previously discussed decision by St. Mary's Board of Directors in December of 2007 to restructure St. Mary's incentive compensation programs. St. Mary has discontinued establishing participation pools under the NPP effective as of January 1, 2008, and intends to discontinue making any future grants of RSUs under the 2006 Plan effective as of July 1, 2008. For a description of the NPP, please see "COMPENSATION DISCUSSION AND ANALYSIS—The Specific Elements of Compensation and How We Administer Them."

        St. Mary intends to replace the NPP and grants of RSUs under the 2006 Plan with grants of PSAs under the Amended 2006 Plan in accordance with St. Mary's long term incentive program. All employees that are currently eligible to receive RSUs or to participate in the NPP will be eligible to receive PSAs, including the named executive officers. In addition, newly-recruited employees may receive PSAs as a sign-on bonus. Individual PSAs may vary depending on the circumstances in accordance with award agreements between St. Mary and each PSA recipient. PSAs will also be used for a small discretionary pool to recognize certain select employees that are not participants in St. Mary's long term incentive program.

        St. Mary currently plans for all PSAs under the Amended 2006 Plan to be made annually on July 1st of each year (each, a "PSA Year"). It is expected that the first PSA Year will begin on July 1, 2008. For each PSA Year, St. Mary's Board of Directors will establish an initial total pool value that is to be distributed to eligible participants and a grant date of the PSAs, based on recommendations from St. Mary's Compensation Committee. In determining the initial total pool value, St. Mary will consider, among other factors, the fair value transfer of St. Mary's long term incentive compensation system compared to peer companies. Fair value transfer is defined as the percentage of a company's market capitalization that is potentially transferred to employees annually in the form of stock based awards and other forms of ownership in a company. After the total pool value for a PSA Year has been determined, the pool value will be converted into PSAs by dividing the total pool value by the average closing price per share of St. Mary common stock for a period of 20 trading days before the grant date. It is currently planned that the performance period between the initial grant date of PSAs and the vesting of shares of St. Mary's common stock will be three years. For each PSA Year in which awards are granted on July 1, the performance period for measuring St. Mary's performance will begin on July 1 of that year and end on June 30 of the third year following the grant date. The performance share allocation will be performed and awards of current PSA Year awards and settlement of previously awarded PSAs will occur shortly after the measurement period is concluded.

        There will be two determinations of the number of shares of common stock that will actually be issued to employees. The first is a time vesting element and the second is a performance measure, which is measured only after the completion of the measurement period.

        St. Mary currently plans to have PSAs vest over a three year period, with 1/7th vesting on the first anniversary of the grant date, 2/7th vesting on the second anniversary of the grant date, and 4/7th vesting on the third anniversary of the grant date. At the end of the three-year performance period, the final multiplier for the PSA Year will be determined and applied to each participant's vested PSA. The vested PSA will then be settled in shares of St. Mary's common stock and such shares will not be subject to any holding restrictions after settlement. If a participant terminates employment at any time during the vesting period, such participant will forfeit the remaining unvested performance shares awarded, excluding certain circumstances involving retirement, death, disability or a change of control that includes a termination or substantial change in such participant's employment with St. Mary, all as described in the Amended 2006 Plan and such participant's award agreement. Participants will be allowed to net share settle for the payment of income taxes associated with the settlement of the award.

        To the extent vested, the number of shares of St. Mary's common stock issued will vary from zero to two times the initial number of PSAs awarded, depending on St. Mary's business performance during the three-year performance period. St. Mary's Board of Directors anticipates that a key metric for measuring St. Mary's performance in connection with determining the value of PSAs will be based on the absolute measure of St. Mary's TSR and the relative measure of St. Mary's TSR against the TSR of St. Mary's peer companies. The Compensation Committee will create, review and approve annually, a performance share multiplier matrix for each PSA Year, which describes the relationship between St. Mary's TSR and its TSR compared to peer companies and includes the final share multiplier for each PSA Year. St. Mary intends to use indices for determining the peer group to be used in comparing the TSR of St. Mary to its peers, which indices are currently contemplated to be the equal weight total return of the companies that comprise the S&P Small-Cap 600 E&P Index and the S&P Mid-Cap 400 E&P Index. The approved indices for the TSR comparison for a given PSA Year will remain constant for the entire three-year performance period.

        St. Mary's Board of Directors believes that the issuance of performance shares to participants under the Amended 2006 Plan will be in the best interest of St. Mary and will further encourage employees' interests to align with the long term interests of St. Mary's stockholders.

  Amendment to Change of Control Provisions

        The Amended 2006 Plan provides that, for awards granted on or after May 21, 2008 and prior to a change of control event, an acceleration of vesting and payment of any awards granted to a participant due to a change of control event will only occur in the event that a change of control occurs and a participant's employment with St. Mary is terminated without cause (as defined in the participant's award agreement) or the participant terminates his or her employment with St. Mary for good reason (as defined in the participant's award agreement) within 30 months of the change of control event. In the event that these change of control provisions in the Amended 2006 Plan would result in an award designed to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code to not so qualify, St. Mary's Compensation Committee has the discretion to adopt for such award such provisions that will satisfy the requirements of Section 162(m) of the Internal Revenue Code. St. Mary's Board of Directors believes that the adoption of this "double trigger" mechanism in the case of change of control events for the acceleration of vesting and payment of awards granted on or after May 21, 2008 under the Amended 2006 Plan is in the best interest of St. Mary and its stockholders and is in accordance with current market trends and best practices. For awards granted under the 2006 Plan prior to May 21, 2008, the acceleration of vesting and payment of awards may occur solely upon the occurrence of a change of control event and the terms of such awards will not change as a result of the adoption of the Amended 2006 Plan.

Stockholder Approval of Amended 2006 Plan

        Under applicable New York Stock Exchange rules, St. Mary must obtain stockholder approval of the Amended 2006 Plan. In addition, stockholder approval of the Amended 2006 Plan is necessary to allow St. Mary to ensure that compensation paid under the Amended 2006 Plan can be eligible for the "performance-based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code and to permit St. Mary to issue incentive stock options in accordance with Section 422 of the Internal Revenue Code.

Summary of the Amended 2006 Plan

        The following is a summary of the principal features of the Amended 2006 Plan, a copy of which is attached to this proxy statement as Annex A. The manner in which we expect the plan will operate is described above. This section describes the more broad underlying provisions of the plan. In addition, St. Mary will furnish a copy of the Amended 2006 Plan to any stockholder upon written request to St. Mary's Secretary.

  Administration

        The Compensation Committee of the Board of Directors of St. Mary, or any other duly authorized committee of the Board of Directors appointed by the Board of Directors, is responsible for administering the Amended 2006 Plan. The Committee that administers the Amended 2006 Plan, referred to as the Committee, shall be comprised of two or more members of the Board of Directors of St. Mary, and each member of the Committee shall be a "non-employee director" as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, an "outside director" within the meaning of the regulations promulgated under Section 162(m) of the Internal Revenue Code and an "independent director" for purposes of the rules and regulations of the New York Stock Exchange, or such other principal securities market on which the shares are traded. Subject to the provisions of the Amended 2006 Plan, the Committee shall have complete discretion in determining the nature, terms, conditions, and amounts of awards granted under the Amended 2006 Plan. In making such determinations, the Committee may take into account the nature of services rendered by such employees, consultants, and members of the Board of Directors, their present and potential contributions to St. Mary, and such other factors as the Committee in its discretion shall deem relevant.

  Eligibility and Participation

        All current employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary are eligible to participate in the Amended 2006 Plan and be granted awards under the Amended 2006 Plan. Subject to the provisions of the Amended 2006 Plan, the Committee may from time to time, in its sole discretion, select from among eligible employees, consultants, and members of the Board of Directors of St. Mary and of any affiliate of St. Mary those to whom awards shall be granted under the Amended 2006 Plan and shall determine in its discretion the nature, terms, conditions, and amount of each award.

  Duration

        The Amended 2006 Plan shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the Amended 2006 Plan at any time, until the earlier of the tenth anniversary of the effective date of the 2006 Plan, which occurred on May 17, 2006, or when all shares of common stock subject to the Amended 2006 Plan have been purchased or acquired according to the Amended 2006 Plan's provisions. Any previously granted awards under the Amended 2006 Plan that remain outstanding as of the date of expiration or other termination of the Amended 2006 Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

  Restricted Stock and Restricted Stock Unit Awards

        Restricted Stock Awards. Restricted stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion and may be subject to certain restrictions and to a risk of forfeiture as set forth in the award agreement. A participant to whom shares of restricted stock are granted shall, upon issuance of a stock certificate for the shares issued, have all of the rights of ownership with respect to the shares subject to such restricted stock award, including the right to vote the same and receive any dividends paid thereon; subject however, to the terms, conditions, and restrictions contained in the Amended 2006 Plan and in the applicable award agreement.

        Restricted Stock Unit Awards. Each restricted stock unit awarded shall represent a right for one share of common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Amended 2006 Plan and the award agreement. A restricted stock unit award agreement may provide for cancellation of restricted stock units upon termination of the participant's employment or other relationship with St. Mary or nonperformance of specified performance goals or measures established by the Committee. A restricted stock unit award agreement may also provide for vesting periods that require the passage of time and/or the occurrence of events in order for the restricted stock units to vest and become no longer subject to cancellation. Restricted stock units shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement, and then only upon such terms and conditions as set forth in such award agreement. The Committee, in its discretion, is free to specify terms and conditions other than those described above.

        Settlement of a restricted stock unit award shall be made in accordance with the terms and conditions of the applicable award agreement. A restricted stock unit award agreement may provide that settlement may be made solely through the issuance of shares of common stock or at the mutual election of the participant and St. Mary, in a combination of shares of common stock and cash. Upon the settlement of a restricted stock unit award, St. Mary shall deliver to the participant a certificate for the number of shares of common stock issued to the participant in settlement of the award.

  Stock Options

        Subject to the terms and provisions of the Amended 2006 Plan, incentive and nonqualified stock options may be granted to participants in such number, upon such terms, and at such times as shall be determined by the Committee. Notwithstanding the foregoing, no incentive stock options may be granted more than ten years after March 23, 2006. Each stock option granted to a participant shall expire at such time as the Committee shall determine at the time of grant; provided however, no stock option shall be exercisable later than the tenth anniversary date of its grant. Stock options granted under the Amended 2006 Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each participant.

        The stock option price for each grant of a stock option shall be determined by the Committee and shall be specified in the award agreement. The stock option price may include a stock option price based on 100 percent of the fair market value of the shares of common stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of common stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of common stock on the date of grant, with the index determined by the Committee in its discretion. The stock option price for each grant of a stock option, whether issued as an ISO or an NSO, shall be not less than 100 percent of the fair market value of the underlying shares of common stock on the date of grant. Dividend equivalents are not permitted for stock options.

  Stock Appreciation Rights

        Subject to the terms and conditions of the Amended 2006 Plan, stock appreciation rights, or SARs, may be granted to participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. The grant price for each grant of a freestanding SAR shall be determined by the Committee and shall be specified in the award agreement. The SAR grant price may include a grant price based on 100 percent of the fair market value of the underlying share on the date of grant or a grant price that is set at a premium to the fair market value of the underlying share on the date of grant. The SAR grant price shall not be less than the fair market value of the underlying share on the date of grant. The grant price of the tandem SARs shall be equal to the option price of the related option. A tandem SAR means a SAR that the Committee specifies is granted in connection with a related stock option pursuant to the Amended 2006 Plan, the exercise of which shall require forfeiture of the right to purchase a share of common stock under the related stock option (and when a share of common stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the Committee at time of grant. Dividend equivalents are not permitted for SARs.

  Performance Shares and Performance Units

        Subject to the terms and conditions of the Amended 2006 Plan, performance shares and performance units may be granted at any time and from time to time as shall be determined by the Committee in its discretion. Each performance share and performance unit shall have an initial value established by the Committee at the time of the grant. The Committee shall in its discretion set performance criteria for a performance period that shall not be shorter than 12 months, which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the Committee and set forth in the applicable award agreement, the value and/or amount of each performance share or performance unit that will be paid to a participant.

        Subject to the Amended 2006 Plan and the applicable award agreement, after the applicable performance period has ended, the holder of performance shares or performance units shall be entitled to receive, to the extent that the performance shares or performance units have vested, if applicable, a payout of the value or amount of performance shares or performance units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The Committee in its discretion may require a participant to hold the shares or other property received pursuant to such an award for a specified period of time. Payment of earned performance shares and performance units shall be made in accordance with the terms and conditions of the applicable award agreement. A performance share or performance unit award agreement may provide that payment may be made, to the extent that the performance share or performance unit has vested and the performance criteria are met, solely through the issuance of shares earned upon the expiration of the applicable performance period. The participant may elect to satisfy the participant's tax withholding obligation with respect to the award by having St. Mary withhold shares or other property or by the participant surrendering shares or other property to the Company with a fair market value on or near the tax withholding date equal to the tax withholding obligation.

        Dividends and other distributions declared by St. Mary's Board of Directors and paid with respect to outstanding shares shall only be paid with respect to performance share and performance unit awards for shares that have been issued by St. Mary in payment of such awards to the extent that the awards have vested and upon the expiration of the applicable performance periods for the awards. Performance shares and performance units shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement, and then only upon such terms and conditions as set forth in such award agreement.

  Stock Based Awards

        Subject to the terms and provisions of the Amended 2006 Plan, the Committee, at any time and from time and time, may grant other types of equity based or equity related awards not otherwise described by the terms of the Amended 2006 Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions including, but not limited to, being subject to performance criteria or in satisfaction of such obligations. Such awards may entail the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock.

  Performance Measures

        Notwithstanding any other terms of the Amended 2006 Plan, the vesting, monetization, or value (as determined by the Committee) of each award other than a stock option or SAR that, at the time of grant, the Committee intends to be performance based compensation to a covered employee shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m) of the Internal Revenue Code. The Committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within ninety (90) days after the commencement of the period to which the performance goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the Internal Revenue Code. No such award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied. In no case may the Committee increase the value of an award of performance based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee retains the discretion to reduce the value below such maximum. A general description of performance measures on which performance goals will be based is contained in the Amended 2006 Plan document attached to this proxy statement as Annex A.

  Tax Matters

        The following is a brief summary of advice received from counsel to St. Mary regarding the principle United States federal income tax consequences of benefits under the Amended 2006 Plan under present laws and regulations:

        Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to St. Mary or the optionee. An optionee will not recognize taxable income, and St. Mary will not be entitled to any deduction upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of common stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of common stock acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares of common stock will be treated as long term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, St. Mary will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

        Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequences to St. Mary or the optionee. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and St. Mary will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of common stock acquired at the time of exercise.

        Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to St. Mary or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary taxable income to the grantee. St. Mary will be entitled to a deduction in the same amount and at the same time.

        Restricted Stock. A grantee normally will not recognize taxable income upon an award of restricted stock, and St. Mary will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. St. Mary will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

        Restricted Stock Units. The grant of a restricted stock unit will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

        Performance Shares and Performance Units. The grant of a performance share or performance unit will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a performance share or performance unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

        Payouts of Performance Compensation Awards. The designation of an award of restricted stock, restricted stock units, performance shares, or performance units as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares of common stock as reported on the New York Stock Exchange on the date of determination.

        Golden Parachute Tax and Section 280G of the Internal Revenue Code. If an award is accelerated as a result of either (i) a change of control of St. Mary for awards granted prior to May 21, 2008 or (ii) a change of control of St. Mary and a termination of a participant's employment with St. Mary either by St. Mary without cause or by the participant for good reason within 30 months of the change of control for awards granted on or after May 21, 2008, all or a portion of the value of the award at that time may be a "parachute payment" under Section 280G of the Internal Revenue Code for certain employees and other individuals who perform services for St. Mary. Section 280G generally provides that if parachute payments equal or exceed three times an award holder's average W-2 compensation for the five tax years preceding the year of the change of control, St. Mary will not be permitted to claim its deduction with respect to any "excess parachute payments" made to the individual. An "excess parachute payment" generally is the portion of a parachute payment that exceeds such individual's historical average compensation. Section 280G of the Internal Revenue Code generally applies to employees or other individuals who perform services for St. Mary if within the 12 month period preceding the change of control the individual is an officer of St. Mary, a stockholder owning more than one percent of the stock of St. Mary, or a member of the group consisting of the lesser of the highest paid one percent of the employees of St. Mary or the highest paid 250 employees of St. Mary. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the Internal Revenue Code.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under the Amended 2006 Plan. We have not undertaken to discuss the tax treatment of awards under the Amended 2006 Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

  Change of Control

        Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008. Subject to the provisions of the Amended 2006 Plan or as otherwise provided in the award agreement, for awards granted prior to May 21, 2008, in the event of a change of control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

  •
  Any period of restriction and other restrictions imposed on restricted stock or restricted stock units shall lapse, and restricted stock units shall be immediately payable;

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  Any and all stock options and SARs granted shall become immediately exercisable;

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  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based restricted stock units, performance shares and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control, and

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  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the change of control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

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  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control.

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  Upon a change of control, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the Committee shall immediately vest and pay out all other stock based awards as determined by the Committee; and

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  The Committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change of control, and the value of such awards, as determined by the Committee in accordance with the terms of the Amended 2006 Plan and the award agreement, be paid out in cash in an amount based on the change of control price within a reasonable time subsequent to the change of control; provided, however, that no such payment shall be made on account of an incentive stock option using a value higher than the fair market value on the date of settlement.

        Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008. Subject to the provisions of the Amended 2006 Plan or as otherwise provided in the award agreement, for awards granted on or after May 21, 2008 and prior to change of control, in the event a change of control occurs and a participant's employment with the Company is terminated without cause or the participant terminates his or her employment with the St. Mary for good reason within 30 months of the change of control (a "Change of Control Termination"), unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

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  Any period of restriction and other restrictions imposed on restricted stock or restricted stock units shall lapse, and restricted stock units shall be immediately payable;

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  Any and all stock options and SARs granted shall become immediately exercisable;

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  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based restricted stock units, performance shares and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the change of control, and

  •
  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the Change of Control Termination, and shall be paid out to participants within 30 days following the effective date of the Change of Control Termination, and

  •
  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the Change of Control Termination;

  •
  Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the Committee shall immediately vest and pay out all other stock based awards as determined by the Committee; and

  •
  The Committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a Change of Control Termination, and the value of such awards, as determined by the Committee in accordance with the terms of the Amended 2006 Plan and the award agreement, be paid out in cash in an amount determined by the Committee in accordance with the terms of the Amended 2006 Plan and the award agreement, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an incentive stock option using a value higher than the fair market value on the date of settlement.

        In the event that the existence of the foregoing provisions, even if a change of control and Change of Control Termination do not occur, would result in an award to a covered employee designed to qualify as performance based compensation and not so qualify, the Committee shall have the discretion to adopt for such awards provisions as shall satisfy the requirements of Section 162(m) of the Internal Revenue Code.

        Alternate Awards. Subject to certain conditions set forth in the Amended 2006 Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the Committee reasonably determines in good faith prior to the occurrence of a change of control, that such award shall be honored, assumed, or new rights substituted therefore by any successor, all as described in the Amended 2006 Plan.

  Amendment, Modification, Suspension, and Termination

        The Committee or Board of Directors of St. Mary may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Amended 2006 Plan in whole or in part; provided however, that:

  •
  Except in connection with a corporate transaction involving St. Mary (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the option price of outstanding options or the grant price of outstanding SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an option price or grant price that is less than the option price or grant price of the original options or SARs without stockholder approval.

  •
  No amendment or modification which would increase the total number of shares of common stock available for issuance under the Amended 2006 Plan or the total number of shares available for incentive stock options under the Amended 2006 Plan shall be effective unless approved by the stockholders of St. Mary.

  •
  To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by the stockholders of St. Mary in accordance with applicable law, regulation, or securities exchange or market requirement.

  Adjustment of Awards

        The Committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting St. Mary or the financial statements of St. Mary or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2006 Plan.

        Adjustments shall be made automatically, without the necessity of Committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split effected by means of a stock dividend and in the case of any other dividend paid in shares of common stock. Adjustments shall be made in the discretion of the Committee with respect to other corporate events or transactions.

  Securities Registration

        St. Mary plans to register under the Securities Act of 1933, as amended, the issuance of shares of common stock under the Amended 2006 Plan. Accordingly, participants will be able to sell shares issued under the Amended 2006 Plan once any vesting and holding periods are satisfied, subject to other requirements of the Securities Act of 1933, as amended.

New Plan Benefits Table

        St. Mary cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees or directors under the Amended 2006 Plan. Such awards will be subject to limits as set forth in Section 4.1 of the Amended 2006 Plan document attached to this proxy statement as Annex A.

        The following table sets forth information with respect to awards granted in 2008 related to 2007 under the 2006 Plan to each of St. Mary's named executive officers, current executive officers as a group, and all employees and consultants (excluding named executive officers and current executive officers) as a group as well as restricted stock granted in 2007 to current directors who are not executive officers as a group related to the service period from May 16, 2007, through May 21, 2008.

2006 Equity Incentive Compensation Plan

Name and Position	Market Value of Shares or Units	Number of Restricted Stock Units Issued	Number of Shares of Restricted Stock Issued
Anthony J. Best President, Chief Executive Officer and Director	$313,164	4,526	3,750
Robert L. Nance, former Senior Vice President(1)	$105,838	2,797	0
David W. Honeyfield(2) former Senior Vice President—Chief Financial Officer and Secretary	$139,478	3,686	0
Milam Randolph Pharo Vice President—Land and Legal and Assistant Secretary	$47,149	1,246	0
Garry A. Wilkening, Vice President—Human Resources and Administration	$47,149	1,246	0
Mark A. Hellerstein, Chairman and former Chief Executive Officer(3)	$235,062	0	6,212
Current Executive Officers as a Group (20 persons)	$1,641,500	33,418	9,962
Current Non-Executive Directors as a Group (seven persons)	$1,229,951	0	32,504
All Employees and Consultants (excluding named executive officers and Current Executive Officers) as a Group (251 persons)	$4,836,936	127,826	0

(1)
Mr. Nance retired from his position as Senior Vice President effective December 31, 2007.

(2)
Mr. Honeyfield resigned from his position as Senior Vice President—Chief Financial Officer and Secretary of St. Mary effective March 21, 2008.

(3)
Mr. Hellerstein retired from his position as Chief Executive Officer effective February 23, 2007. These awards relate solely to Mr. Hellerstein's service as a non-employee director.

Disclosure with Respect to Equity Compensation Plans

        For a table providing information as of December 31, 2007, concerning equity awards granted under St. Mary's 2006 Plan and Employee Stock Purchase Plan, please see the "Equity Compensation Plans" section of this proxy statement.

Recommendation of the Board of Directors

        Since the Board of Directors believes that the Amended 2006 Plan will attract, retain, and further motivate employees, consultants, and directors and enhance stockholder value, St. Mary's Board of Directors recommends voting "FOR" the approval of the Amended 2006 Plan.

Approval of the Cash Bonus Plan

Overview

        The Cash Bonus Plan was initially established by the Company in January 1992, and currently provides that key employees who are designated by the Compensation Committee of the Board of Directors to participate in the plan may be paid cash bonuses for a particular calendar year of up to two hundred percent of their base salaries for the year. The plan was amended by the Board of Directors on March 28, 2008, primarily for the purpose of adding provisions to allow the Compensation Committee to design bonus compensation under the plan to qualify as compensation that is not subject to the limitations on income tax deductibility under Section 162(m) of the Internal Revenue Code and to increase the cap on bonuses from fifty percent to two hundred percent of base salaries for the year. Section 162(m) imposes a $1 million limitation, subject to certain exceptions, on a public company's income tax deductibility in any tax year with respect to compensation paid to any employee who is a chief executive officer or one of the other four highest paid executive officers of the company on the last day of that tax year. This limitation does not apply to certain "performance-based" compensation paid under a stockholder approved plan that meets the requirements of Section 162(m) and the regulations thereunder. Accordingly, the Company is seeking stockholder approval of the Cash Bonus Plan to ensure that compensation paid under the plan can be eligible for the "performance based compensation" exemption from the limits on tax deductibility imposed by Section 162(m).

        If the stockholders do not approve the plan, the Compensation Committee will likely consider continuing to provide such compensation using performance goals similar to the goals currently used under the plan, but such compensation may not be fully deductible for income tax purposes.

Summary of the Plan

        The following is a summary of the principal features of the Cash Bonus Plan, a copy of which is attached to this proxy statement as Annex B. In addition, the Company will furnish a copy of the plan to any stockholder upon written request to the Company's Corporate Secretary.

  Administration

        The plan is administered by the Compensation Committee, and all matters with respect to interpretation and application of the plan are to be conclusively determined by the Committee. For a discussion of how the Compensation Committee administers the plan in connection with the Company's overall compensation objectives and framework, see the "Compensation Discussion and Analysis" section of this proxy statement.

  Eligibility and Participation

        The plan provides that, on or before March 15 of each year, the Compensation Committee will designate the key employees, if any, of the Company (and of any of the Company's majority owned subsidiaries) who are eligible to participate in the plan with respect to the prior calendar year. The employees eligible to be designated to participate in the plan for a particular year are all key employees of the Company and its majority owned subsidiaries. Approximately 417 key employees were designated to participate in the plan for 2007.

  Payments

        No participant may receive a bonus under the plan with respect to a calendar year in excess of two hundred percent of his or her base salary received for such year. Unless the Committee determines that a bonus under the plan to an employee covered by Section 162(m) is not designed to qualify as performance compensation under Section 162(m), the maximum aggregate amount paid as a bonus under the plan to any one covered employee in any one calendar year cannot exceed $2 million.

        Payments under the plan are made in full to each participant at the time such payment is first determined, provided that the participant is employed by the Company or a qualifying subsidiary at that time. The timing of payments under the plan must comply in all respects with the provisions of Section 409A of the Internal Revenue Code and the regulations thereunder.

  Amendment and Termination

        The plan may be terminated or modified prospectively at any time and in any manner by the Board of Directors.

  Performance Measures

        Notwithstanding any other terms of the plan, the payability (as determined by the Committee) of a bonus under the plan that the Committee intends to be performance based compensation to a covered employee must be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m). The Committee must specify in writing, by resolution or otherwise, the participants eligible to receive such a bonus (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such bonus within ninety days after the commencement of the period to which the performance goal(s) relate(s) or such earlier time as required to comply with Section 162(m). No such bonus will be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the bonus were satisfied. In no case may the Committee increase the value of a bonus intended to qualify as performance based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee retains the discretion to reduce the value below such maximum. A general description of the performance measures on which performance goals will be based is contained in the Cash Bonus Plan document attached to this proxy statement as Annex B.

New Plan Benefits Table

        The amounts of annual bonus payments which may be made under the plan in the future to the Company's executive officers and employees are not currently determinable, but are subject to the limits described above under "Payments."

        The following table sets forth information with respect to payments under the Cash Bonus Plan for 2007 to each of the Company's named executive officers, current executive officers as a group, and all employees (excluding named executive officers and current executive officers) as a group. Directors who are not employees or officers of the Company are not eligible to participate in the plan.

Name and Position	Amount
Anthony J. Best President and Chief Executive Officer	$41,748
Robert L. Nance Former Senior Vice President and President and Chief Executive Officer of Nance Petroleum Corporation(1)	$25,803
David W. Honeyfield Former Senior Vice President—Chief Financial Officer and Secretary(2)	$34,000
Milam Randolph Pharo Vice President—Land and Legal and Assistant Secretary	$23,000
Garry A. Wilkening Vice President—Human Resources and Administration	$23,000
Mark A. Hellerstein Former President and Chief Executive Officer(3)	—
Current Executive Officers as a Group (11 persons)	$279,248
All Employees (excluding named executive officers and Current Executive Officers) as a Group (406 persons)	$3,267,707

    (1)
    Mr. Nance retired as an officer of the Company effective December 31, 2007.

    (2)
    Mr. Honeyfield resigned from his position as Senior Vice President—Chief Financial Officer and Secretary of the Company effective March 21, 2008.

    (3)
    Mr. Hellerstein retired as Chief Executive Officer of the Company on February 23, 2007.

Recommendation of the Board of Directors

        Since the Board of Directors believes that the Cash Bonus Plan helps to attract, retain, and further motivate employees and enhance stockholder value, and that it is desirable to ensure that compensation paid under the plan can be eligible for the "performance based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code, the Board of Directors recommends voting "FOR" approval of the Cash Bonus Plan.

Ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

        St. Mary's stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm. Deloitte has served as the Company's Independent Registered Public Accounting Firm since 2001 and the Audit Committee believes it will engage Deloitte to perform an audit again as of and for the year ended December 31, 2008.

        The Audit Committee is responsible for selecting the Company's independent auditors for the fiscal year ending December 31, 2008. Stockholder approval is not required to appoint Deloitte & Touche, LLP as the Company's independent auditors for fiscal year 2008. Notwithstanding, the Board of Directors believes that submitting the appointment of Deloitte & Touche, LLP to the stockholders for ratification is good corporate governance. The Audit Committee is solely responsible for selecting the Company's independent auditors. If the stockholders do not ratify this appointment, the Audit Committee will review its future selection of independent auditors.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

CORPORATE GOVERNANCE

Board of Directors

        The Board is comprised of a majority of independent directors. The Board has determined that the following directors are independent and do not have any material relationship with the Company other than as a director and stockholder of the Company: Barbara M. Baumann, Larry W. Bickle, William J. Gardiner, Julio M. Quintana, John M. Seidl, and William D. Sullivan. In its conclusions as to the independence of these directors, the Board considered past employment, remuneration, and any relationship with the Company. In making its determination as to the independence of the members of the Board of Directors, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the New York Stock Exchange's Listed Company Manual.

        The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each comprised solely of independent directors. The written charters for all three independent committees are available on the Company's website at www.stmaryland.com. Also available on the website are the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Executive Committee Charter. The committee charters, the Corporate Governance Guidelines, and the Code of Business Conduct and Ethics, that applies to all employees, officers, and members of the Board of Directors of the Company, will be furnished in print to any stockholder who requests them.

Presiding Director at the Nonmanagement Directors' Executive Sessions

        All independent directors meet in executive session immediately before each regularly scheduled meeting of the Board of Directors or as deemed necessary. Mr. Seidl has presided at these executive sessions.

Communication with the Directors of the Company

        The Board of Directors welcomes questions or comments about the Company and its operations. Those interested may contact the Board of Directors as a whole, nonmanagement directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of St. Mary Land & Exploration Company, Corporate Secretary, 1776 Lincoln Street, Suite 700, Denver, CO 80203. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

BOARD AND COMMITTEE MEETINGS

        The full Board of Directors met 17 times during 2007. Each director participated in at least 15 of the Board meetings and at least 82 percent of the committee meetings held during the director's tenure on the Board and its committees.

        It is the Company's policy that each director is expected to attend the Annual Meeting of Stockholders. Each director attended the 2007 Annual Meeting of Stockholders.

        The Board has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and an Executive Committee. The Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee are each comprised solely of independent directors.

        Each of the committees and the entire Board separately evaluated their respective performance for the year 2007. The performance evaluation process was supervised by and reviewed by the Nominating and Corporate Governance Committee and discussed amongst and approved by the full Board.

        The following table sets forth the members of each committee, as of December 31, 2007, and the number of meetings held in 2007.

Name of Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Executive Committee
Barbara M. Baumann(1)	X				X	*	X
Larry W. Bickle			X		X
Anthony J. Best							X
William J. Gardiner	X	*					X
Mark A. Hellerstein							X	*
Julio M. Quintana	X
John M. Seidl	X		X	*
William D. Sullivan			X		X
Number of Meetings in 2007	11		3		10		—

*
Chairperson

(1)
Barbara M. Baumann was a member of the Audit Committee throughout 2007 and up until March 20, 2008, at which time committee assignments were realigned to consider time commitments and workload of the directors.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities for financial reporting by the Company. Audit Committee members are prohibited from serving on more than three audit committees of public companies. Barbara M. Baumann is the chair of the audit committee of Unisource Energy Corporation and is the only Audit Committee member that serves on another company's audit committee. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of St. Mary's system of internal accounting controls, and the Company's risk management policies. The Audit Committee also has oversight responsibility for the internal audit function of the Company. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. Ms. Baumann was an Audit Committee member throughout 2007. See the Audit Committee Report contained in this proxy statement.

        While each of the Audit Committee members are considered financially literate, the Board of Directors has determined that three of the four members of the current Audit Committee that served up through March 20, 2008, Barbara M. Baumann, William J. Gardiner, and John M. Seidl, are financial experts as the term is defined by the Securities and Exchange Commission ("SEC"). Subsequent to March 20, 2008, Mr. Gardiner and Mr. Seidl will be considered the Audit Committee financial experts.

        The Nominating and Corporate Governance Committee's primary function is to nominate the individuals to be elected to the Board of Directors and to oversee all corporate governance policies of the Board of Directors.

        The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" describes these responsibilities and the manner in which they are discharged.

        The Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters as to which it has been authorized to act by the Board of Directors, provided that such matters are not in conflict with the Certificate of Incorporation or By-Laws of the Company or applicable laws, regulations, or rules or the listing standards of the New York Stock Exchange.

        There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

DIRECTOR COMPENSATION

        Employee directors do not receive additional compensation for serving on the Board of Directors or any committee.

        The fiscal service period for directors is the period from one annual meeting to the next. For the last fiscal year the period was from May 16, 2007, through May 21, 2008. For this period, target base compensation for each member of the Board of Directors was set at $160,000 annually, plus committee and attendance fees. Primary director compensation is in the form of stock grants.

        The stock compensation for non-employee directors is as follows:

  •
  Restricted stock with a market value on the date of director election of $160,000, which resulted in a grant of restricted stock to each non-employee director elected by the stockholders on May 16, 2007, of 4,382 shares of St. Mary common stock. These shares were issued under St. Mary's 2006 Equity Incentive Compensation Plan. The shares are earned over the director's annual service period and carry a one year holding period restriction following the expiration of the earning period. The compensation expense recorded in the Company's financial statements is the fair value of the restricted share grant as calculated under the valuation provisions required by Statement of Financial Standard No. 123(R)—"Share Based Payment".

        The cash component of the director compensation for non-employee directors is as follows:

  •
  Payment of $750 for each Board meeting attended.

  •
  Payment of $600 for each committee meeting attended in person and $375 for each telephonic committee meeting.

  •
  Reimbursement for expenses incurred in attending Board and committee meetings.

        The committee chairs receive the following cash payments in recognition of the additional workload of their respective committee assignments. These amounts are paid concurrent with the beginning of the annual service period.

  •
  Audit Committee—$15,000

  •
  Compensation Committee—$5,000

  •
  Nominating and Corporate Governance Committee—$5,000

        Mr. Hellerstein became the non-executive Chairman of the Board concurrent with his retirement as Chief Executive Officer on February 23, 2007, and the Compensation Committee decided that, in view of this new role and transition opportunities with the new President and Chief Executive Officer, compensation for such additional work load would be appropriate. The Committee then obtained information from an outside compensation consultant, Frederic W. Cook & Co. ("FW Cook & Co."), as to amounts of incremental compensation for such services paid by other companies under similar role transition circumstances. After considering this information and following discussion, the Compensation Committee concluded that a fee of $100,000 for the 2007-2008 director service period was appropriate for this transitional year. The payment made for the service period from May 2007 to May 2008, which was prorated beginning with the expiration of Mr. Hellerstein's employment agreement on June 30, 2007, was paid in the form of restricted stock and was supplemental to the basic non-employee director compensation. The Board will decide prospectively if any supplemental remuneration should be paid to the non-executive Chairman.

        The directors are eligible to participate in the St. Mary Land & Exploration Company health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with the Company's plan. The ability to participate in this plan is considered non-compensatory.

        The following table sets forth the annual and long-term compensation received during 2007 by the non-employee directors of St. Mary. The amounts presented represent the fair value of compensation expense that has been recorded by the Company. The stock based component of the compensation has been recorded based on the valuation provisions required by the Statement of Financial Standard No. 123(R)—"Share Based Payment". Cash based compensation is recorded based on the monetary amount paid to the individual director.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Barbara M. Baumann	$25,550	$144,964	$—	$—	$—	$—	$170,514
Larry W. Bickle	$17,850	$144,964	$—	$—	$—	$—	$162,814
William J. Gardiner	$33,000	$144,964	$—	$—	$—	$—	$177,964
Mark A. Hellerstein	$6,000	$207,033	$—	$—	$—	$—	$213,033
Julio M. Quintana	$17,250	$144,964	$—	$—	$—	$—	$162,214
John M. Seidl	$23,075	$144,964	$—	$—	$—	$—	$168,039
William D. Sullivan	$17,100	$144,964	$—	$—	$—	$—	$162,064

(1)
Each of the non-employee directors was issued 4,382 restricted shares of St. Mary common stock in conjunction with such director's election to the Board on May 15, 2007. These awards are for the period from May 16, 2007, through May 21, 2008. The restricted shares vest over the annual service period for the Board and carry an additional one year restriction beyond the date of vesting. The general methodology used for determining the fair value of these awards is described in Note 7 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007. Specifically, the Company assumed a risk free rate of 4.5 percent, a volatility factor of the expected market price of the Company's common stock of 32 percent, and an expected life of the award of one year beyond the time the award was earned.

(2)
As of December 31, 2007, Ms. Baumann, Mr. Bickle, Mr. Gardiner, Mr. Seidl, and Mr. Sullivan each held 8,728 shares of restricted stock that had been issued to them over their years of service. As of December 31,

  2007, Mr. Quintana held 8,133 shares of restricted stock that had been issued to him over his years of service. As of December 31, 2007, Mr. Hellerstein held 6,212 shares of restricted stock that had been issued to him for his service as a director. Dividends are paid on these issued and outstanding shares. Additionally, each of the non-employee directors, except for Mr. Hellerstein and Mr. Quintana, held 3,139 restricted stock units, which are not credited with dividend equivalents and which do not pay or accrue dividends until such time as the underlying shares are issued in settlement of the restricted stock units. Mr. Hellerstein held 18,891 such restricted stock units that were earned while an employee of the Company, and Mr. Quintana did not hold any restricted stock units.

(3)
For the year ended December 31, 2007, no stock options have been issued to directors nor have any stock options been issued to the directors since December 2004. As of December 31, 2007, the non-employee directors held the following number of stock options: Ms. Baumann—47,666, Mr. Bickle—48,566, Mr. Gardiner—63,172, Mr. Seidl—9,772, and Mr. Sullivan—9,772. All such options are fully vested. Mr. Hellerstein and Mr. Quintana do not hold any outstanding stock options. The options described above are cumulative unexercised options granted to the directors over their years of service to the Company.

OTHER REPORTABLE ITEMS RELATED TO PAYMENTS MADE BY THE
COMPANY ASSOCIATED WITH SERVICE OF A DIRECTOR

        There are no other reportable items related to payments made by the Company associated with service of a director.

COMPENSATION DISCUSSION AND ANALYSIS

Authority and framework for the Compensation Committee.

        Executive compensation at St. Mary Land & Exploration Company is determined by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three independent directors and operates under the framework of a formal charter. This charter is available for review on the St. Mary website. The members of the Committee are appointed by the Board of Directors for the purposes of:

  •
  Overseeing the administration of the Company's employee compensation and benefit plans;

  •
  Establishing the Company's compensation policies;

  •
  Assisting the Board in discharging its responsibilities relating to compensation of the Company's executives;

  •
  Reviewing and approving the Company's general compensation strategy and objectives;

  •
  Reviewing the performance and compensation of the Chief Executive Officer on an annual basis;

  •
  Reviewing and approving recommendations for base compensation for the executive officers of the Company;

  •
  Reviewing and approving the individual benefits that are earned each year for the cash bonus and stock compensation plans, as well as the participation levels in the NPP;

  •
  Reviewing the performance of the Company's pension and 401(k) plans;

  •
  Reviewing and making recommendations to the Board with respect to the compensation of directors, including director and committee fees, cash retainers, and equity based compensation; and

  •
  Producing a Compensation Committee Report as required by the SEC to be included in the Company's annual proxy statement and annual report on Form 10-K/A filed with the SEC.

        The Committee has authority to retain, at the Company's expense, consultants, advisors, and counsel as deemed appropriate in its sole discretion, in order to fulfill its responsibilities and duties.

The Committee has sole authority to retain and terminate any compensation consultant to be used in the evaluation of director, chief executive officer or senior executive compensation and has the sole authority to approve the consultant's fees and other retention terms. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary.

Objectives of the Company's Compensation Programs.

        The Company uses compensation programs to attract, retain, and motivate talented management and staff personnel at a reasonable cost. The Committee believes it has structured the compensation plans to encourage management to obtain superior returns for St. Mary's stockholders and to promote the preservation and growth of the Company's income-producing assets. The majority of the value in the executive compensation plan design is incentive-based and driven by metrics tied to net asset value growth.

        The compensation program is designed to reward behavior that achieves these objectives and that ultimately increases stockholder value on a per share basis. The programs are believed to align management's interests with the long-term interests of stockholders. Although the structure of the incentive compensation program will change for 2008, the overall design objectives to the Company's compensation systems will remain the same, but in the opinion of the Compensation Committee and senior management, will be more visibly tied to key performance measures and more closely aligned with the long-term interest of stockholders. Commencing in 2008, the changes will include short term elements that are more closely aligned with achievement of the annual business plan, focusing on cash flow generation, investment performance against an approved budget, reserve growth, and a long term element aligned with TSR, modified for peer company performance. The changes to the program are described below in a manner that provides readers' context for the change, however it should be noted that the information presented for 2006 and 2007 are based on the plan design and awards in place during those periods.

        The Committee maintains the ability to use business judgment and appropriate discretion in the application of the criteria for structuring, evaluating, and setting executive compensation. Although there are defined criteria in place, the Committee evaluates the results of the annual incentive compensation performance metrics against other business factors with the intent of making appropriate compensation decisions that are reflective of the overall business environment and contribution of the executive. In essence, the defined criteria are used as objective measurement tools, relative to which subjective consideration can be applied.

        We intend for our compensation plans to provide a level of compensation to an individual executive that is competitive with compensation provided by companies performing at a level similar to St. Mary. Periodically, the Compensation Committee utilizes the services of third party compensation consultants to assess the overall executive compensation program. During 2007, the Compensation Committee retained FW Cook & Co. to formally review the Company's executive compensation program. Details of this review are described in more detail below. As part of compensation reviews, the Committee compares St. Mary's compensation against survey data provided by a reputable third party salary survey that is specific to the oil and gas industry. Additionally, the Committee evaluates data from a select group of peer companies, as listed below. These peer companies are intended to be representative of companies of comparable size and performance in our industry sub-segment. The selection of the peer group is important, and the ability to measure the resulting return to stockholders is an integral part of the peer group selection criteria, as is the fact that this peer group is in large part the competition base for recruiting and retaining qualified management and employees. We believe that total executive compensation should reflect the relative performance of the Company as compared to its peer group.

  An Overview of Our Scorecard for Determining Certain Bonus Awards

        The Company's compensation elements of salary, cash bonus, and benefits are designed to reward the effort and results that the employee has delivered in the current year. The longer-term component of equity compensation is designed to align employees' interests with those of our stockholders while creating a longer-term commitment to the Company by the employee through equity vesting and restriction periods. There is consideration of employee retention built into the vesting provisions of the equity component of compensation. The longer term equity incentive plan for executives has been in the form of a RSU program. Under this plan, most participants receive RSUs equal to two times the cash incentive bonus amount. The Chief Executive Officer, Executive Vice President and Senior Vice Presidents receive RSUs equal to four times the cash incentive bonus amount, as described below. Finally, the NPP incentive program, described below, is designed to provide a benefit to employees only after the Company has been repaid for its initial and ongoing investment, therefore providing an incentive to employees to make prudent decisions that generate a return to the Company in a timely manner. The value of the NPP was originally designed to be approximately equal to the equity component of compensation, which has the result of balancing a long-term program with a portion of long-term cash compensation and a portion of equity compensation. As described in our Form 10-K/A and Form 8-K filings, the 2007 NPP pool is the last pool that will be enacted by the Company, as the NPP will be replaced on a prospective basis by a performance share plan in 2008.

        The amount of the cash bonus and RSU incentive components of our compensation system are primarily derived from metrics based on the change in the value of our underlying oil and gas assets and the results of investment decisions made during the year. We use a "scorecard" to make determinations of cash bonus and RSU awards, thereby grounding the inherent and appropriate qualitative judgment of management and the Compensation Committee in how the value of our stockholder's assets changed during the measurement period against which the compensation is related. The scorecard measures the performance of the Company and each individual region for a given year in three ways:

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  Changes in the net asset value of the Company (the "NAV");

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  Growth in proved developed reserves; and

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  Growth in production.

        The cornerstone of the scorecard is the change in net asset value calculation. To determine the change in net asset value, we measure the impact of the change in net asset value of proved developed and proved developed non-producing assets, net of capital expenditures and cash flows, from the beginning of the year to the end of the year. By including only these two reserve categories, the scorecard measures the results of the annual capital investment program executed in the current year, and largely eliminate potential value dependent upon execution in a future period and the more uncertain forecasts of future events. The scorecard mitigates, although not entirely, the effect of commodity price changes by using the same forward price deck at the beginning of the period and the end of the period. Thus, oil and gas reserves that were in place at the beginning of the year and are not produced in the period are valued at the same commodity price at the end of the measurement period. New reserve additions are measured using the year end forward price deck. This methodology does not entirely isolate the scorecard from commodity price changes because the reserves that are produced and sold during the measurement period are credited to the scorecard based on realized prices as compared to the price deck in place as of the beginning of the measurement period. The difference between the beginning of the year prices and the actual realized prices result in increases or decreases for the associated cash flow element of the net asset value calculation. Realized cash flows generated by the Company in any given year are also components of the scorecard, including the effect of revenues, production taxes, the impact against operating costs as well as overhead related costs that are driven by commodity prices such as payment under the NPP. All cost elements of the scorecard are measured using the end of the year estimates. That being said, commodity price changes can be a significant factor in the net asset value metric if the realized cash flow of proved developed reserves that are produced in the current year is different from the cash flow projections established for those properties at the beginning of the year. This measured difference for realized results relates only to the current year's production, not the remaining future value of the underlying properties. The portions of the scorecard calculation in which price does not have any impact, except to the extent of price driven cost items, are:

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  The remaining unproduced proved developed oil and gas reserves at the end of the year for those properties that were owned at the beginning of the year, and

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  The value generated from capital deployed in the current year.

Thus in years when prices rise above the price in effect at the beginning of the year, the scorecard result is enhanced, and the converse is also true. We believe this is appropriate and partially aligns employee compensation with what our stockholders realize.

        Specifically in 2007, the scorecard results were enhanced for the impact of commodity prices for the element related to operating income. This was particularly impacted by higher crude oil prices although some benefit for natural gas prices was also realized. The impact of price increases was tempered by increased severance costs, ad valorem costs and lease operating costs driven by the overall higher commodity price environment, and by a significant increase in finding and development cost on drilling projects, reflecting higher costs for goods and services, resulting in a lower than expected investment performance.

        In 2006, the realized prices for crude oil were virtually the same as the pricing used at the beginning of the year, while natural gas prices were lower year over year. The effect of the decreased realized prices as compared to the budget prices for natural gas had a negative impact on the scorecard and decreased the measured result for assessing cash bonuses and RSUs, yet it was representative of the value compression that our stockholders experienced.

        Since a large component of the value of an incentive award to an individual is determined based upon the estimate of the proved developed oil and gas reserves, the Company may have to consider the impact of the revision of estimates to such oil and gas reserve determinations. Periodically, there are revisions of estimates that result from unexpected performance of the underlying asset. In years where a revision is deemed to have been significant, the Company and the Compensation Committee will consider whether the revision would have had a significant impact on the scorecard result for the prior period. If such a determination is made, the Committee may retroactively adjust the prior year compensation. To date, prior year compensation has not been clawed back from recipients nor have additional amounts been paid to the recipients; rather the current year payout amounts have been adjusted. From year to year, the impact of typical revisions is factored into the current period scorecard calculation. This approach recognizes that reservoir engineering is an inexact science and that well performance will be better understood with the passage of time. No such adjustments were made in 2006 or 2007.

  The Specific Elements of Compensation and How We Administer Them

        The elements of executive compensation are as follows:

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  Base Salary—Base salary is intended to provide a foundation of compensation that recognizes the level of responsibility and authority of each individual executive. In the determination of base salary and total compensation, the Company targets base salary and total compensation at approximately the 50th percentile of survey and peer group data selected. The Company targets the 50th percentile for base salary because management and the Compensation Committee members believe that it enables the Company to attract and retain talented executives and, when combined with the incentive compensation programs, give such executives the opportunity to earn greater total compensation based on the achievement of the Company's goals and objectives. The base salary is the driver of the other components of incentive compensation program. Generally, the Chief Executive Officer makes recommendations to the Committee for the executive management team, excluding himself. The Committee then reviews these recommendations together with the reasons underlying the recommendations. In making base salary and total compensation decisions, the Committee also takes into consideration published survey data and publicly available data from an industry peer group. Salaries for 2007 and 2006 respectively were determined at the end of the 2006 and 2005, respectively. The Company utilized data from Effective Compensation Incorporated's ("ECI") 2006 and 2005 Oil and Gas E&P Industry Compensation Surveys together with peer group data that included the following companies based on publicly available salary information: Cabot Oil and Gas Corporation, Denbury Resources, Inc., Energen Corporation, Forest Oil Corporation, Penn Virginia Corporation, Plains Resources, Inc. and, Pogo Producing Company. Western Gas Resources and Unit Corporation were also considered in the peer group for the determination of 2007 base salaries. These peer companies are U.S. publicly traded companies in the oil and gas exploration and production industry with similar market capitalization and total stockholder return performance to our own over three and five year periods, and who compete against us for talented employees. The selection of the peer companies involves subjective determinations by the Compensation Committee to account for similarity or differences in areas of operations. Although not an element of this report, we believe it is important to point out that, for 2008 base salary recommendation, our peer group data included Cabot Oil and Gas Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources, Inc., Encore Acquisition Company, Forest Oil Corporation, Newfield Exploration Company, Penn Virginia Corporation, Petrohawk Energy Corporation, Quicksilver Resources Inc., Range Resources Corporation, Swift Energy Company, Unit Corporation, and Whiting Petroleum Corporation. In determining executive salaries, the Committee compares salaries of peer executives with similar responsibilities, along with the data described above. The 2008 base salary analysis also included the salary survey information described above, along with recommendations of FW Cook & Co.

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  Incentive Compensation—Through 2007, the Company has operated under three incentive compensation plans, each with the potential to substantially increase annual compensation of an executive officer, provided that the economic performance of the Company met certain targets, and that individual performance of the executive aligned with expectations. These incentive plans have certain specific objectives that are to be met in order for the plans to provide meaningful benefits to the executives. The incentive plans are designed to provide a level of compensation to the individual executive that is comparable to executives at the peer companies.

    The Compensation Committee's decisions regarding the approval of cash bonus pools and the associated pool of equity incentive awards is based on analysis and information provided by management, including the results of the scorecard, and other subjective determinations considered by management and the Committee. The percentages recommended, contemplated, and subsequently approved result in a pool of dollars and equity value that are available to be distributed to the executives and employees. These amounts are then distributed based on the results of the Company as a whole, the regional performance for those executives in regional positions, and each individual's performance during the year, as well as other qualitative factors. Described below are further specifics of each aspect of the Company's incentive plan:

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    Cash Bonus Plan.    Each year the Compensation Committee evaluates the overall performance of the Company using the metrics described above. The first step of this analysis is grounded in the results of the scorecard, with a pre-established threshold and graduated scale that measures the bonuses and RSUs available for payment as follows:

Increase in Scorecard NAV	Cash Bonus Percentage Pool	Equity Award Percentage Pool	Atttributable to Senior Executives
less than 10.0%	—	—	—
10.0%	10.0%	20.0%	40.0%
12.5%	15.0%	30.0%	60.0%
15.0%	20.0%	40.0%	80.0%
17.5%	27.5%	55.0%	110.0%
20.0%	35.0%	70.0%	140.0%
22.5%	42.5%	85.0%	170.0%
25.0%	50.0%	100.0%	200.0%

      As shown, executive officers and many of our employees are eligible to earn up to a maximum of 50 percent of their base salary compensation in the form of an incentive cash bonus in a given year. The target for a midpoint award would result from a scorecard NAV increase of just over 16 percent. Additional consideration is given to reserve replacement and production growth in determining the percentage used for cash bonus. These two additional components are used as subjective guides to consider adjustments to the derived percentage growth in net asset value and do not have a specific weighting in the determination of cash bonus percentage. The Committee may also use subjective consideration in order to develop compensation that appropriately rewards employees for other achievements during the year and to ensure that the compensation structure will attract and retain our qualified and performing employees during the current competitive environment for energy-related talent.

      The overall Company increase in NAV for 2007 resulted in a ten percent increase to NAV which translates into a ten percent incentive cash bonus pool for corporate employees. Included in the scorecard result for 2007 was the benefit of scorecard NAV resulting from the divestiture of non-core oil and gas properties that were marketed and under contract for sale in 2007, although the actual closing occurred in January 2008. Also included in the subjective consideration of the Committee was the further development of the Company's resource plays, the entry into a new basin in South Texas, the repurchase of stock at accretive pricing, the successful transition of a new management team, and the highly competitive environment in the exploration and production segment for personnel. After considering these factors the Compensation Committee concluded that the ten percent incentive cash bonus was appropriative for the overall Company performance. The regional components of the scorecard resulted in several regions that did not achieve the minimum ten percent threshold of scorecard NAV growth. In those situations, management and the Compensation Committee believed that a minimum ten percent cash bonus was appropriate considering all the factors, including subjective performance and retention as described above. The resulting percentages utilized for approved cash bonuses resulted in a total cash bonus pool approved for all employees of the Company of $3.6 million and an equity bonus pool of $6.1 million.

      For 2006, the Company generated an eight percent growth in NAV and accordingly an eight percent cash bonus was determined to be appropriate. As noted above, the eight percent NAV growth was less than the minimum threshold. Management recommended that the Compensation Committee consider the positive contributions of the approximately $123 million in stock repurchases and the hedges for a commensurate amount of production that were executed in the second quarter of the year, the groundwork that had occurred in the ArkLaTex region positioning it for growth, and the $247.6 million acquisition of properties in the Sweetie Peck Field that resulted in an expansion into a new resource play in the Permian Basin. These factors were positive accomplishments by the Company that occurred during 2006, that were expected to have a positive impact on stockholder value, but were not pre-established targets for compensation purposes. The Committee reviewed the recommendation and after consideration of the subjective factors described above, determined that a modest corporate bonus of eight percent in 2006 was appropriate.

      Over the last five years, the cash bonus percentages for the corporate component of the cash bonus program have averaged 26 percent of base salary. Actual average corporate percentages of cash bonuses have been 10, 8, 50, 10, and 50 percent for the last successive five years. Specifically for 2007 and 2006 cash bonuses, the Compensation Committee determined that the ten percent and eight percent cash bonus would be the basis for the amounts to be paid to those executive officers based in Denver, since this amount was the overall corporate performance result. Executive officers that are in regional offices have 40 percent of their cash bonus determined by the overall corporate performance and 60 percent based on the scorecard result for their individual region. In 2007 and 2006, Mr. Nance was the only named executive officer to be employed in a regional office; accordingly 60 percent of his bonus was based on the regional scorecard.

      For 2006, the percentages described above were used for the Chief Executive Officer and the Chief Operating Officer, as well as for the Denver-based executive officers. The cash bonus percentage for regional office executive officers has varied slightly from these amounts, based primarily on the results of each individual region. For example, in 2007 the amounts paid to the named executive officers was based on the specific corporate or regional role the individuals supported together with subjective performance adjustments made by the Chief Executive Officer related to officer bonuses. Individual performance of the executive officers is considered by the CEO and the Compensation Committee. There are no specific goals or targets against which such subjective measures are applied. This subjectivity resulted in a higher than ten percent bonus award for Mr. Honeyfield, Mr. Pharo, and Mr. Wilkening in 2007. This increased incentive cash bonus amount was also utilized for a multiplier applied to the equity based component of incentive compensation awarded as described in the Plan description below.

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    Restricted Stock Plan.    The Restricted Stock Plan is intended to reward executive officers and key employees of the Company for long-term increases in the value of the Company's stock. The Company utilizes RSU awards as the stock-based incentive component of compensation. The annual grant of RSU awards is performance-based and uses the same criteria formula as the Cash Bonus Plan which is the change in scorecard net asset value. However, the amount of stock compensation is twice the amount of the cash bonus under the Cash Bonus Plan for eligible employees and up to four times the amount of the cash bonus under the Cash Bonus Plan for the Chief Executive Officer, Executive Vice President, and Senior Vice Presidents. The equity component of incentive compensation is determined in a formulaic manner using a multiplier of two or four times, depending on the officer's level, and is applied against the cash bonus award. The reason further adjustments have not been made to this calculation is that the cash bonus amount payable has already taken into account overall scorecard and individual performance considerations; therefore no further adjustment is considered necessary in the equity incentive payment element.

      The reason for selecting an equity component of compensation for the executives of St. Mary is that the Compensation Committee and senior management believe it aligns the interests of St. Mary management with those of our stockholders, inasmuch as the management team makes decisions with a focus on increasing the value of each share of St. Mary common stock. Therefore, having St. Mary management personnel as owners of

      St. Mary common stock through the issuance of RSUs or the issuance of shares serves to align these interests. The RSUs are granted with a holding period and a vesting schedule over the ensuing three years from the date of issuance. These features are designed to promote the ownership of St. Mary common stock by executives and to motivate decision making that continues to increase the value of St. Mary common stock. The vesting period also helps to retain key employees.

      The Board has established an equity ownership requirement for the Chief Executive Officer of two times base salary and one times base salary for all other executive officers of the Company. Equity holdings may include the value of vested and unvested RSUs for purposes of these calculations. New executive officers are provided time to accumulate their stock ownership position; however, until an executive has the required equity holdings in St. Mary, sales of the Company's equity by the officer may not occur unless such sales are approved by the Chief Executive Officer. Similarly, until the Chief Executive Officer holds St. Mary equity equal to or greater than two times his base salary, he may not sell shares unless such sales are approved by the Board.

      With the hiring of Anthony J. Best as President and Chief Operating Officer in June 2006, the Committee authorized an equity grant in addition to the base equity compensation plan that consisted of an initial equity grant of 20,000 shares that were immediately vested, to be followed by future issuances of 1,250 shares in the first quarter of each of 2007, 2008, 2009, and 2010. In addition, Mr. Best's employment agreement provides the ability to earn 2,500 and 1,250 additional shares in each of the same periods if the resulting net asset value calculation results in an increase of ten percent and fifteen percent, respectively. The grant of equity to Mr. Best was a special award, designed to ensure the successful hiring of an individual believed to be qualified to lead St. Mary in future years; to immediately align Mr. Best's interests with the stockholders; and to put meaningful amounts of future compensation at risk for incentive purposes. Mr. Best earned 2,500 of these additional performance shares for the 2007 period. No performance awards were earned related to 2006 performance. Grants under this provision of Mr. Best's employment agreement have been listed in the bonus column of the Summary Compensation Table.

      The value of the equity compensation program and the value of the NPP were initially designed to provide a benefit to the executive on a long term average basis that reflects essentially equal value from each of these two elements of compensation.

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    Net Profits Interest Bonus Plan.    The NPP is designed to reward the contributions made by executive officers and key employees to the Company's long-term financial success. Plan participants share in the net profits derived from all oil and gas activity from a specific pool of properties. Each calendar year results in a separate pool, whereby 100 percent of the properties that are completed, plugged and abandoned, or acquired by the Company in a given year are included in that year's pool. The cash flows attributed to the pools are tracked and the pools are evaluated for payout. Payout is defined as the point in time when 100 percent of related costs and expenses, including all drilling, land, geologic, geophysical, acquisition, and operating costs and expenses associated with a designated pool are recovered by the associated revenues and proceeds from the properties in the specific pool. The pools also reflect the effects from the Company's commodity hedging program. After payout has been achieved for a given pool, ten percent of the future net cash flows from the properties in that particular pool are distributed among the pool participants. After the Company has recovered 200 percent of the total costs and expenses for a given pool, including prior distributions under the plan at the ten percent level, 20 percent of the future net cash flow is distributed among pool participants.

      The distributable proceeds are paid to individuals based on their participation percentage in the particular pool in which they have an interest. Individual participation in a pool is determined at the date of creation of the pool. The participation in a pool is determined based on a combination of each participant's relative weighted salary, performance of the region, and the relative capital attributed to the region in which an individual works. The pool years related to 2006 and 2007 are subject to vesting provisions whereby one-third of an individual's participation vests upon selection to the pool, and one-third vests on each of the next two anniversary dates of the respective pool. Also with the 2007 and 2006 pool years, there is a cap on cumulative pool payouts of 300 percent of that individual's base salary paid during the year to which the pool relates. Partial interest participants' benefits are prorated proportionately from the 300 percent amount referred to above. In the event there are distributable proceeds beyond the 300 percent limitation or an individual does not fully vest in their interest, the excess benefits remain with the Company and are not allocated to the remaining plan participants. All pool years prior to and including 2005 are fully vested and there is no limit on the amount of benefit that may be paid from a particular pool. The use of the NPP has been discontinued prospectively and the 2007 pool was the last pool under this program.

      Consistent with the reasoning for the amount of the equity bonus component of compensation for selected individuals, the NPP was designed to reflect that senior management is primarily responsible for the profitable operations and investments of the Company. Accordingly, the relative weighted salaries of the President and Chief Executive Officer, as well as the Executive Vice President and Chief Operating Officer, are 100 percent of their actual base salaries. The relative weighted salaries of all other executive officers are two-thirds of actual base salaries. This benefit is intended to drive the behavior of those individuals that are thought to have a direct impact on the investment decision-making processes attributed to the oil and gas assets of the Company. Including executive management, the 2007 and 2006 pools had 102 and 85 designated participants, respectively. Eligibility for participation in the NPP is typically limited to the levels of CEO, President, Executive Vice President, Senior Vice Presidents, Vice Presidents, selected administrative professionals, and technical professionals including but not limited to engineers, geologists, and geoscientists. While individuals in these job classifications are eligible to participate based on overall corporate performance, regional performance, and individual performance, their individual participation percentages were subject to adjustment. Participation is not guaranteed. These determinations are made by the Compensation Committee based on recommendations from the CEO, who formulates his recommendation based on input from regional managers and other senior level executives. The CEO, President, Executive Vice President, and Senior Vice Presidents have historically been awarded a participation percentage for each pool year in which they have been eligible.

      Payout status for an individual pool has typically occurred in four to six years; however, certain pools have reached payout status in as soon as two years. Certain pools, which have been in existence for more than ten years, have not achieved payout. Commodity pricing and operating costs have significant impacts on the timing of payout and the magnitude of payments once a pool is in payout status.

      Just as with the vesting schedule in the RSU Plan, the vesting component of the 2006 and 2007 pools is designed as a retention tool for the Company. Since achieving payout status is dependent upon the performance of the capital investments and operating cost levels for a specific pool and since the timing of payout varies, payment of distributable proceeds does not bear a direct relationship to the performance of the Company as a whole or the individual performance of the executive in the actual year payments are made. The precise amount of compensation that will become payable under the NPP is not determinable upon grant, rather it will vary depending on the profitability of the underlying oil and gas properties and the attainment of vesting for an individual. However, the participation percentage that an individual has assigned to them under a particular year's NPP pool is fixed for each individual pool year. The determination of the participation percentage considers individual performance in the year the percentage is awarded. Other than reductions in an individual's participation attributed to forfeitures of unvested amounts, the percentages assigned to an individual are fixed. Any forfeited participation percentages revert to the Company and are not reallocated to other participants. That being said, the payments from the NPP reward the long-term decisions that were made in prior years after the Company has been repaid for the capital and costs of the associated investments.

      The NPP was also designed to create tension between growth and economics. Growth without strong economics creates minimal value for participants as does limited activity with excellent economics. Because poor investments directly diminish the value of the pool, there is an incentive for capital to flow to the best performing projects within the Company. The NPP also was believed to help to drive the hiring of the right people who can contribute enough value so as to not dilute the value of the pool to other participants. Because key employees have a financial interest in the performance of the oil and gas properties, not only are they motivated to make good investment decisions and execute them properly, but they are also motivated to maximize the value of the oil and gas properties throughout the life of those properties. All vested benefits granted under this plan will survive the decision to move towards a different incentive compensation structure.

      Historically the NPP has appropriately incentivised and rewarded employees at St. Mary. Over time the somewhat unique nature of the plan, the complexity of the program, and the delay in any realized value during payout, has made it less attractive to newly recruited and highly marketable employees. Therefore, commencing in 2008 and as disclosed previously, the NPP will be replaced on a prospective basis with a performance share plan which utilizes PSAs. PSA plans are more common among our peers and provide for target awards that are earned over a three year performance period, which we believe will provide a more visible, more marketable, and more widely understood long-term incentive criteria. The target awards, while made at the beginning of the performance measurement period will have a back end loaded time vesting schedule and a TSR measurement after the conclusion of the three year measurement period. At the conclusion of the three year measurement period, the TSR will be measured first for St. Mary's compound return over the three year measurement period, then will be modified depending on the results of the TSR performance against an appropriate pre-established performance index consisting of similar companies. Depending on the results of the TSR measurements, the actual award will be between zero and two times the target award based on pre-established criteria. There is no market or performance condition that results in an early payout determination, other than a change of control. This plan and the associated cash bonus plan will be widely utilized within the organization as a consistent plan for our employees and executives, ensuring that all eligible personnel are measured against the same performance conditions.

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  Pension and 401(k)—Our executives participate in the qualified, non-contributory defined benefit plan and a 401(k) program on the same basis as all of our employees. A supplemental pension plan exists whereby additional benefits are provided to executive level employees in order to provide for benefits in excess of Internal Revenue Code limits on the qualified plan. The supplemental plan is an unfunded non-qualified plan. We believe that these plans are necessary to remain competitive in the hiring and retention of qualified personnel. Included in this proxy is a description of the manner in which the pension plans function, together with the years of service credit and value of plan assets for each of the disclosed individuals. See "Pension Benefits".

    The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to Internal Revenue Code limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of base salaries, excluding bonuses.

    The supplemental plan provides executives hired before 1995 that complete 15 years of service and reach the age 65 a benefit equal to 40 percent of final average compensation plus 37 percent of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by Section 415 of the Internal Revenue Code, less the benefit provided by the qualified plan.

    The Company's 401(k) Profit Sharing Plan is a defined contribution pension plan subject to the Employee Retirement Income Security Act of 1974. The 401(k) Plan allows eligible employees to contribute up to 60 percent of their income on a pretax basis through contributions to the 401(k) Plan. Contributions are limited to amounts determined by Internal Revenue Code regulations. The Company matches each employee's contributions up to six percent of the employee's pretax income. Company contributions vest over an employee's first five years of employment.

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  Sign-on Bonuses—In addition to the ongoing elements, the Committee and senior management have the discretionary ability to pay sign-on bonuses in the form of cash or RSUs to executive officers as well as other employees. The Company utilizes these bonuses in order to attract personnel believed to be valuable to the Company. The hiring of employees, particularly the hiring of executives, is highly competitive. In order to attract and retain skilled employees, we believe that this tool is important to the building and retention of a strong qualified workforce. Based on the aforementioned changes to the long-term incentive plans, PSAs will be utilized for the equity component of sign-on bonuses in the future.

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  Health and Welfare Benefits—The executive officers of the Company are eligible to participate in the St. Mary health, pharmacy, dental, and vision insurance programs on the same basis as the broad employee group. These plans are intended to provide benefits that support the well being and overall health of executives and employees.

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  Group Term Life, Supplemental Life Insurance, Supplemental Disability, and Other Benefits—our executives are provided group term insurance as well as supplemental term insurance up to two times their base salary with a maximum coverage of $500,000. Additionally, executive officers are eligible to have individual disability income contracts beyond the group disability maximum benefit. The supplemental group term and disability insurance are intended to provide additional coverage for those individuals whose salary exceeds the limits for the group term policy. Allowing supplemental coverage provides executives with coverage that is a commensurate percentage of their base salary, consistent with all employees.

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  Change of Control Benefits—St. Mary has established a change of control executive severance policy. The change of control agreements require first that a qualifying change of control event has occurred and secondly that the executive has been terminated or that certain other conditions are met, as summarized below. The Company has entered into change of control severance agreements whereby executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The term "good reason" incorporates the concept of a change in the employee's status, authority, position, offices, titles, duties or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or any time thereafter. The term good reason also contemplates a reduction in the employee's salary and benefits over this same time frame, or the requirement of an employee to relocate the base of employment outside a 25-mile radius from the employee's current location. The severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change of control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year after termination. The Company has determined that benefits under this plan are subject to an optimization calculation; however, that does not include a so-called gross-up calculation for income tax.

    A change of control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

    Particularly in view of the propensity of mergers, acquisitions and consolidations in our industry, the Company believes that the change of control severance agreements promote stability and continuity among the named executive officers, especially if the situation arises where the Company is actively being considered as an acquisition target. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature of the Company's agreements, that is, a change of control must occur and the officer must experience an involuntary termination within two and one-half years after the change of control, provides a sufficient level of protection for the officer as well as a retention incentive benefiting the Company and its stockholders without creating an unreasonable impediment to a potential acquirer of the Company. The maximum two and one-half year post change of control severance payment period, and the minimum one year severance payment and insurance coverage period under the Company's agreements for its named executive officers, are comparable to payment levels and periods offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance protection during a reasonable period of time to allow the executive to obtain comparable employment.

    The post-termination payments that may be made under the Company's employment contracts are described below under the caption "Employment Agreement and Termination of Employment." The energy industry's history of executive employment terminations during cyclical downturns or strategic shifts in the industry or by particular companies have contributed to a widespread heightened concern for long-term job stability by many executives in our industry. In response to this concern, arrangements that provide compensation guarantees in the event of an executive's termination without cause, death or incapacity have become common practice. The post-termination payment provisions in the Company's employment agreement for Mr. Best were an important factor in our ability to recruit Mr. Best to join the Company as President and Chief Operating Officer in 2006. We believe that the two year period for post-employment compensation and insurance protection is appropriate to allow Mr. Best adequate time to obtain comparable employment in the event of a termination, and is comparable to the terms offered by other companies in our industry who compete with us for executive talent.

  •
  Employment Contracts—Mr. Best is the only executive that has been provided with an employment agreement. The Compensation Committee believes that the terms of this agreement are commercially reasonable and aided in the hiring and continuing retention of Mr. Best.

  •
  Employee Stock Purchase Plan—The purpose of the employee stock purchase plan ("ESPP") is to encourage eligible employees to purchase and hold shares of our common stock. The plan cycle consists of two periods annually with plan periods for the six months ending June 30, and December 31, of each year. The ESPP allows employees to contribute up 15 percent of their base compensation to purchase common stock at a discount of 15 percent of the lower of the beginning or ending period's stock price. The maximum amount an employee can contribute to the plan is $25,000 per year, pursuant to Internal Revenue Code restrictions.

Prior Use of Stock Options in Compensation

        Although we have outstanding stock options, we stopped granting new stock options to employees after December 2003 and to directors after December 2004. The stock option program was replaced with the Restricted Stock Program beginning in 2004 following stockholder approval in May of that year.

        In the process of granting stock options, we have never back-dated any stock option grants. In all cases, stock options were granted at the market price as of the date the options were issued. The Compensation Committee approved the grant of the options with the express requirement that the price be determined as of the date of the grant in all cases. Our usual process of granting stock options over the ten years prior to discontinuing the stock option program changed from annual grants to quarterly grants at the end of the 2000. From 1994 until December 31, 2000, stock option grants were made annually at year-end. Beginning in September 2001, stock option grants were made each quarter-end until December 2003. Upon instituting the quarterly grants, the number of shares underlying the grants was reduced to approximately one-fourth of the annual grants. Since these grants were made at consistent times based on the occurrence of calendar periods, no backdating occurred nor was there manipulation in terms of when the grants were made to employees.

        Aside from these regularly scheduled grants, the Company had a history of issuing stock options to newly hired employees or to certain newly promoted employees. There was also a one-time special grant to two senior officers arising out of a study commissioned by the Compensation Committee. Such grants were made contemporaneous with the respective event and/or the approval of the Compensation Committee. One other unusual grant was made during the transition from the use of stock options to the Restricted Stock Program. The penultimate grant of stock options to employees occurred in October 2003, which was essentially a deferral of the September 2003 grant. The delay from September 2003 was a result of pending Compensation Committee approval of the transition methodology to the Restricted Stock Program equity award at its next regularly scheduled committee meeting.

Named Executive Officer Compensation

        Our Company's achievements in 2007 and 2006 reflect the leadership and efforts of our senior management team under the direction of Anthony J. Best, who joined the Company as President and Chief Operating Officer in June 2006 and became Chief Executive Officer on February 23, 2007, and Mark A. Hellerstein, our former President and Chief Executive Officer, who retired as Chief Executive Officer on February 23, 2007. Each named executive officer has significant responsibilities for their functional area as well as overall responsibility for working towards achievement of the Company's objectives and achievement of Company goals.

        Based on the Compensation Committee's review of the Company's overall performance as well as the individual performance of our named executive officers, the Compensation Committee determined the following compensation for our named executive officers for 2007:

        Mr. Best.    Mr. Best, an executive with 29 years of experience in the oil and gas industry, joined our Company in June 2006 as President and Chief Operating Officer. He worked with Mr. Hellerstein during the last half of 2006 to develop and implement a succession plan for the position of Chief Executive Officer and, on February 23, 2007, Mr. Best succeeded Mr. Hellerstein as our Chief Executive Officer. Mr. Best's compensation consists of the same components and criteria as other executive officers, including base salary, cash bonus, restricted stock units, and net profits interest bonus plan participation. His base salary will be reviewed annually by the Compensation Committee. Since Mr. Best began his employment with our Company under the understanding that he would be appointed as our Chief Executive Officer within one year of his starting date, his base salary was targeted to approach the median salary of the chief executive officers of industry companies having a financial position, capital budget, and performance comparable to that of the Company. From his starting date in June of 2006 through the end of the year, Mr. Best received a pro-rated salary of $208,807, reflecting an initial annual base salary of $375,000. Mr. Best's compensation was adjusted to an annual salary of $425,000 commencing with his appointment to CEO. Mr. Best's total base compensation for 2007 was $417,483.

        For 2007, Mr. Best received a cash bonus award of $41,748 and a normal RSU bonus award valued at $171,264. Each of these awards was based on the ten percent bonus determination approved by the Compensation Committee. In addition for 2007, Mr. Best earned 1,250 of restricted shares under the time vesting element of his employment agreement and 2,500 restricted shares under the performance terms of his employment agreement based on results of the Company's NAV growth as calculated by the scorecard. In 2006 Mr. Best received total bonus payments of $794,305 and a RSU award with a value of $62,225. Similar to the other named executive officers based in Denver (except those who resigned in 2006), Mr. Best received (i) a pro-rated eight percent cash bonus, which amounted to $16,705 and reflected his pro-rated base salary attributed to his partial year of employment with the Company in 2006, and (ii) an RSU award of approximately four times the amount of his eight percent cash bonus, which had a value of $62,225. The remaining $777,600 of Mr. Best's bonus was comprised of a $50,000 employment agreement cash signing bonus and a special stock award under his employment agreement of 20,000 shares of our common stock, which had a monetary value of $727,600. Mr. Best's hiring bonus in 2006 was agreed to by the Compensation Committees of the Company and Mr. Best in his employment agreement dated May 1, 2006. Mr. Best's total bonus payments for 2006 were substantially larger than that of our other named executive officers as a direct result of his hiring bonuses. The view of the Compensation Committee was that such a payment was necessary to attract a talented executive with significant experience in the oil and gas industry to serve as our new Chief Executive Officer upon Mr. Hellerstein's retirement.

        Mr. Nance.    In 2007 and 2006, Robert L. Nance served as a Senior Vice President of our Company, the Regional Manager of our Rocky Mountain region, as well as the President and Chief Executive Officer of Nance Petroleum Corporation, one of our wholly-owned subsidiaries. Mr. Nance retired as an officer of the Company at the conclusion of 2007. Mr. Nance earned a base salary of $258,029 and $240,000 in 2007 and 2006, respectively. Mr. Nance also earned a ten and six percent cash bonus and an RSU award of $105,838 and $53,655, approximately four times the amount of his ten percent and six percent cash bonus in 2007 and 2006, respectively. As a result of the Compensation Committee's adjustment of bonuses based on regional operating performance factors, Mr. Nance received a smaller cash bonus and RSU award than the Denver based named executive officers because he received the bonus applicable to the Rocky Mountain region. A large portion of Mr. Nance's compensation resulted from his participation in the NPP, which reflects his participation in St. Mary NPP pools beginning in 2000. Mr. Nance received net profits interest bonus payments of $921,574 and $707,621 in 2007 and 2006, respectively.

        Mr. Honeyfield.    In 2007 and 2006, David W. Honeyfield served as Vice President—Chief Financial Officer, Treasurer and Secretary of our Company. He was promoted to Senior Vice President—Chief Financial Officer effective March 1, 2007. Mr. Honeyfield earned a base salary of $240,028 and $203,000 for 2007 and 2006, respectively. Mr. Honeyfield's 2007 cash and equity bonus was primarily based on the ten percent scorecard result for Denver based named executive officers. Mr. Honeyfield was awarded an additional four percent award for a total cash bonus payment of $34,000 related to 2007 based on the subjective determination of individual performance, as determined by the Chief Executive Officer. Accordingly, Mr. Honeyfield received for 2007 and 2006 respectively (i) a 14 percent and eight percent cash bonus, and (ii) an RSU award of approximately four times the amount of his 14 percent and eight percent cash bonus. As a result of his participation in NPP pools beginning in 2003, Mr. Honeyfield also earned a net profits interest bonus payments of $158,462 and $64,989 in 2007 and 2006, respectively. Mr. Honeyfield has been included in the class of named executive officers who participate in the RSUs at a four times level since the time of his appointment as Chief Financial Officer in May 2005.

        Mr. Pharo.    In 2007 and 2006, Milam Randolph Pharo served as Vice-President—Land and Legal and Assistant Secretary. Mr. Pharo earned a base salary of $190,772 and $175,000 for 2007 and 2006, respectively Mr. Pharo's 2007 cash and equity bonus was primarily based on the ten percent scorecard result for Denver based named executive officers. Mr. Pharo was awarded an additional two percent award for a total cash bonus payment for $23,000 related to 2007 based on the subjective determination of individual performance, as determined by the Chief Executive Officer. For 2006, Mr. Pharo received an eight percent cash bonus. These calculations resulted in the receipt of a cash bonus of $23,000 and $14,000, in 2007 and 2006, respectively. Our Company's RSU grant framework generally provides that Vice Presidents receive two times the amount of their cash bonus as value in RSUs. Consequently, for 2007 and 2006, as a member of senior management, Mr. Pharo was granted $47,149 and $26,071 in RSUs under our Restricted Stock Plan. As a result of his participation in NPP pools beginning in 1996, Mr. Pharo also earned net profits interest bonus payments of $1,024,444 and $855,829, for 2007 and 2006, respectively.

        Mr. Wilkening.    In 2007 and 2006, Garry A. Wilkening served as Vice-President—Administration. On December 1, 2007, Mr. Wilkening was appointed to the role of Vice President—Human Resources and Administration. Mr. Wilkening earned a base salary of $180,021 and $155,000 for 2007 and 2006, respectively. Mr. Wilkening's 2007 cash and equity bonus was primarily based on the ten percent scorecard result for Denver based named executive officers. Mr. Wilkening was awarded an additional three percent award for a total cash bonus payment for $23,000 related to 2007, based on the subjective determination of individual performance, as determined by the Chief Executive Officer. For 2006, Mr. Wilkening received an eight percent cash bonus. These calculations resulted in the receipt of a cash bonus of $23,000 and $12,400, in 2007 and 2006, respectively. Our Company's RSU grant framework generally provides that Vice Presidents receive two times the amount of their cash bonus as value in RSUs. Consequently, for 2007 and 2006, as a member of senior management, Mr. Wilkening was granted $47,149 and $23,082 in RSUs under our Restricted Stock Plan. As a result of his participation in NPP pools beginning in 1994, Mr. Wilkening also earned net profits interest bonus payments of $875,486 and $736,167, for 2007 and 2006, respectively.

        Mr. Hellerstein.    No incentive payments were made to Mr. Hellerstein in 2008 related to 2007, as an employee or since his retirement other than payments to him that represented vested benefits under the NPP beginning with pools dating back to 1991. The accompanying compensation tables portray the total compensation to Mr. Hellerstein through the termination of his employment subject to his retirement and expiry of his employment agreement on June 30, 2007. Payments made to Mr. Hellerstein from his participation in the NPP were approximately $3.9 and $3.4 million in 2007 and 2006, respectively. Payments to Mr. Hellerstein under the NPP were materially larger than those of the other named executive officers as a result of his being a participant during his 16 year tenure with the

Company in more pools that have reached payout status than the other executive officers and having been compensated at higher comparative levels over the years, thereby making his participation percentage in such pools larger than other executive officers.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

        The Summary Compensation table sets forth the annual and long term compensation received during each of the Company's last two years by the Chief Executive Officer, the Chief Financial Officer, and by the three other highest compensated executive officers of the Company that were employed as of December 31, 2007. This table also includes Mr. Hellerstein, who served as Chief Executive Officer during 2007 until he retired effective February 23, 2007.

        In addition to salaries, the Company has granted RSUs for the 2007 and 2006 annual periods to executive management and selected other personnel. These individuals also participate with other members of management in the NPP. All eligible employees participate in the Company's performance based cash bonus plan and 2006 Equity Incentive Compensation Plan as described more fully in the Compensation Discussion and Analysis.

SUMMARY COMPENSATION TABLE FOR 2006 AND 2007

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(3)(4)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(1)		Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(2)			Total ($)

Anthony J. Best Chief Executive Officer and President (principal executive officer)(6)	2007 2006	$ $	417,483 208,807	$ $	41,748 794,305	$ $	265,864 62,225	$ $	— —	$ $	— —	$ $	67,094 —	$ $	18,215 83,213		$ $	810,404 1,148,550
Robert L. Nance Former Senior Vice President(7)	2007 2006	$ $	258,029 240,000	$ $	25,803 14,400	$ $	105,838 53,655	$ $	— —	$ $	921,574 707,621	$ $	30,940 34,245	$ $	21,242 18,766		$ $	1,363,425 1,068,687
David W. Honeyfield Former Senior Vice President—Chief Financial Officer and Secretary (principal financial officer)(8)	2007 2006	$ $	240,028 203,000	$ $	34,000 16,240	$ $	139,478 60,497	$ $	— —	$ $	158,462 64,989	$ $	10,533 9,373	$ $	15,180 19,711		$ $	597,681 373,810
Milam Randolph Pharo Vice President—Land and Legal, and Assistant Secretary	2007 2006	$ $	190,772 175,000	$ $	23,000 14,000	$ $	47,149 26,071	$ $	— —	$ $	1,024,444 855,829	$ $	28,049 22,986	$ $	13,782 13,917		$ $	1,327,196 1,107,803
Garry A. Wilkening Vice President-Human Resources & Administration	2007 2006	$ $	180,021 155,000	$ $	23,000 12,400	$ $	47,149 23,082	$ $	— —	$ $	875,486 736,167	$ $	91,234 61,399	$ $	13,574 13,205		$ $	1,230,463 1,001,253
Mark A. Hellerstein Former President and Chief Executive Officer(6)	2007 2006	$ $	212,524 403,000	$ $	— 32,240	$ $	— 120,093	$ $	— —	$ $	3,885,668 3,361,399	$ $	208,587 125,692	$ $	31,962 17,892	(9)	$ $	4,338,741 4,060,316
(1)
Totals consist of amounts earned under the NPP. See the Compensation Discussion and Analysis in this proxy statement for a description of this plan.

(2)
Amounts consist of the Company's contribution to the 401(k) Profit Sharing Plan, holiday bonus, group term life premiums, supplemental life insurance premiums, supplemental disability income premiums and health club dues.

(3)
The awards in this column represent the RSUs issued in 2008 and 2007 related to the 2007 and 2006 performance periods, respectively.

(4)
The assumptions made in the valuation of these amounts are described in Note 7 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007.

(5)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each of the named executive officer's combined benefits under St. Mary's qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in the Company's financial statements. No named executive officer received preferential or above-market earnings on deferred compensation. See detailed discussion of pension benefits on page 21 and Note 9 to the Consolidated Financial Statements included in our Form 10-K/A for the year ended December 31, 2007, for a discussion of the relevant assumptions.

(6)
Mr. Hellerstein retired as Chief Executive Officer of St. Mary Land & Exploration Company on February 23, 2007, and has been succeeded by Mr. Best effective the same day. Mr. Best was President and Chief Operating Officer of St. Mary Land & Exploration Company as of December 31, 2006.

(7)
Mr. Nance was an executive officer during 2007. Mr. Nance retired as an officer of St. Mary Land & Exploration Company effective on the last day of 2007 and terminated employment in the first quarter of 2008.

(8)
Mr. Honeyfield relinquished his position as Treasurer to Matthew J. Purchase effective December 1, 2007. Mr. Honeyfield resigned as Senior Vice President-Chief Financial Officer and Secretary effective March 21, 2008.

(9)
Amount includes $13,438 in office lease costs and $2,420 in parking space rental.

The dollar value of the RSUs listed in the Summary Compensation Table is calculated based on the closing price of the Company's common stock on the effective date of the grants for the fiscal 2007 and 2006 grants, which was $37.84 and $36.01 per share, respectively. The following table lists the number of RSUs held by each individual and the market value of the total holdings of the RSUs of St. Mary Land & Exploration Company for the named executive officers as of the end of fiscal year 2007. The total includes the grants made on February 28, 2008, for the fiscal 2007 period. The value shown is based on the closing market price of $38.61 on December 31, 2007, as reported by the New York Stock Exchange.

Named Executive Officer	Number of Restricted Stock Units Issued	Market Value as of 12/31/07
Anthony J. Best	10,004	$386,254
Robert L. Nance	29,134	$1,124,864
David W. Honeyfield	18,573	$717,104
Milam Randolph Pharo	8,922	$344,478
Garry A. Wilkening	7,496	$289,421
Mark A. Hellerstein	18,891	$729,382

GRANTS OF PLAN-BASED AWARDS IN 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum(3) ($)		Threshold (#)	Target (#)	Maximum (#)

Anthony J. Best	12/31/07	—	(2)	$1,252,449	(3)	—	—	—	8,276	—	—
Robert L. Nance	12/31/07	—	(2)	$774,087	(3)	—	—	—	2,797	—	—
David W. Honeyfield	12/31/07	—	(2)	$720,084	(3)	—	—	—	3,686	—	—
Milam Randolph Pharo	12/31/07	—	(2)	$572,316	(3)	—	—	—	1,246	—	—
Garry A. Wilkening	12/31/07	—	(2)	$540,063	(3)	—	—	—	1,246	—	—
Mark A. Hellerstein(4)	12/31/07	—	(2)	$—	(3)	—	—	—	—	—	—
(1)
This amount represents RSUs granted under the Company's Restricted Stock Plan. The RSUs are granted with a holding period and in the past have vested one quarter upon award and the reminder in one-third amounts over the succeeding three year anniversary dates. On December 17, 2007, the Compensation Committee approved the elimination of the restriction period for the RSUs and the issuance of the underlying shares aligning with the vesting provisions of the awards. The RSUs are subject to forfeiture to the Company on termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock.

(2)
The amount of net profits interest payable to participants for the 2007 NPP is initially ten percent of net cash flows after recovery of the Company's initial investment from the 2007 pool. This amount is calculated after recovery by the Company from wells of one hundred percent of all costs incurred, including but not limited to drilling, completions, operations, land, geological, and geophysical costs but excluding interest, and such net profits interest shall increase to an aggregate of twenty percent from and after such time as the Company has recovered two hundred percent of all such costs including the initial ten percent distribution. The target payout is not reasonably determinable as payout determinations are subject to such variables as commodity price, timing of cash flows, operating costs and other unforeseen risks associated with the production of hydrocarbons.

(3)
The maximum amount a participant may receive under the 2007 NPP pool is limited to 300 percent of the participant's 2007 salary. The salary used in the calculation of the limitation is the same as used to calculate the participant's interest in the Pool year.

(4)
Mr. Hellerstein was not eligible to receive an award under the 2007 NPP pool since he was not employed as of December 31, 2007 as a result of his voluntary termination of employment in June 2007.

        The following table displays outstanding equity awards for named executive officers as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anthony J. Best	—	—			$—	—	1,296 —	(1)		$50,039 —	3,750 11,250	(4) (5)	$ $	144,788 434,363
Robert L. Nance	37,784 15,052 15,052 15,050 15,050 13,482 13,484 13,482 13,480 12,072 12,072	— — — — — — — — — — —		$ $ $ $ $ $ $ $ $ $ $	6.19 7.97 10.60 10.86 12.03 11.95 12.50 12.53 13.65 13.39 14.25	12/31/09 9/30/11 12/31/11 3/31/12 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 10/22/13 12/31/13	1,117 7,218 2,602 — — — — — — — —	(1) (2) (3)	$ $ $	43,127 278,687 100,463 — — — — — — — —	— — — — — — — — — — —			— — — — — — — — — — —
David W. Honeyfield	12,000 1,054 1,054	7,500 — —	(6)	$ $ $	12.88 13.39 14.25	5/16/13 10/22/13 12/31/13	1,260 5,769 417 —	(1) (2) (3)	$ $ $	48,649 222,741 16,100 —	— — — —			— — — —
Milam Randolph Pharo	23,508 5,350 5,350 5,348 5,348 4,844 4,846 4,844 4,844 4,382 4,382	— — — — — — — — — — —		$ $ $ $ $ $ $ $ $ $ $	16.66 7.97 10.60 10.86 12.03 11.95 12.50 12.53 13.65 13.39 14.25	12/31/10 9/30/11 12/31/11 3/31/12 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 10/22/13 12/31/13	543 2,621 427 — — — — — — — —	(1) (2) (3)	$ $ $	20,965 101,197 16,486 — — — — — — — —	— — — — — — — — — — —			— — — — — — — — — — —
Garry A. Wilkening	19,320 3,926 3,928 3,926 3,926 3,528 3,528	— — — — — — —		$ $ $ $ $ $ $	16.66 11.95 12.50 12.53 13.65 13.39 14.25	12/31/10 9/30/12 12/31/12 3/31/13 6/30/13 10/22/13 12/31/13	480 2,114 345 — — — —	(1) (2) (3)	$ $ $	18,533 81,622 13,320 — — — —	— — — — — — —			— — — — — — —
Mark A. Hellerstein	—	—			$—	—	—			—	—			—
(1)
These Restricted Stock Units will vest in four equal installments on the following dates: February 28, 2007, 2008, 2009, and 2010

(2)
These Restricted Stock Units vest in four equal installments on the following dates: February 28, 2006, 2007, 2008, and 2009.

(3)
These Restricted Stock Units vest in four equal installments on the following dates: March 15, 2005, 2006, 2007, and 2008.

(4)
Mr. Best may earn 1,250 shares in each of the first quarters of 2007, 2008, 2009, and 2010 if he is employed by the issuer at the time.

(5)
Mr. Best may earn additional 2,500 or 3,750 shares with each of the share grants referenced in footnote 4 if certain net asset value growth percentages of 10 or fifteen percent are met.

(6)
These options become exercisable on May 16, 2008.

NONQUALIFIED DEFERRED COMPENSATION

        The Company does not maintain a non-qualified deferred compensation program. Accordingly, there are no such amounts to disclose.

OPTION EXERCISES AND STOCK VESTED

        Stock options exercised by the named executive officers during 2007 and the values realized upon such option exercises are set forth in the following table. All such stock options were granted pursuant to the Company's stock option plans described in this proxy statement. In May 2003, the Board of Directors amended the stock option plans to prohibit any repricing of outstanding options that would reduce the exercise price without stockholder approval. In 2004, the issuance of stock options was replaced by the issuance of RSUs under a performance-based plan, and the number of RSUs held by the named executive officers that vested during 2007 and the computed aggregate value realized upon such vesting are also set forth in the following table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Anthony J. Best	—	—	1,682	$60,569	(3)
Robert L. Nance	34,024	$723,638	11,494	$413,379	(4)
David W. Honeyfield	—	—	4,694	$169,061	(5)
Milam Randolph Pharo	—	—	3,502	$126,495	(6)
Garry A. Wilkening			2,843	$102,691	(7)
Mark A. Hellerstein	135,114	$3,550,740	16,239	$586,592	(8)
(1)
Represents the number of shares underlying RSUs which became vested during 2007. Each RSU represents a right for one share of the Company's common stock to be issued and delivered upon settlement of the RSU pursuant to the terms of the award agreement. The Company's RSU awards generally vest 25 percent immediately upon grant and 25 percent on each of the next three anniversary dates of the grant. From 2004 to 2007, the RSU award agreements generally provided that the vested portion of the award would be settled in full by the issuance and delivery of the vested shares on the third anniversary date of the award. During 2007, substantially all of the award agreements for RSUs granted subsequent to 2005 were amended to generally provide that the vested portions of such awards would be settled by the issuance and delivery of the vested shares on the corresponding vesting date, and in connection with such amendments the previously vested and unsettled portions of affected RSU awards were settled on February 28, 2008.

(2)
The value realized on vesting of the RSUs is computed by multiplying the number of RSUs that vested on the vesting date by the per share closing market price of the underlying shares on the vesting date, or, if the vesting date was not a normal market trading date, then on the last normal market trading date which preceded the vesting date. The per share closing market prices utilized for this computation were $36.01 on the vesting date of February 28, 2007 for 2006 RSU awards, $34.66 on the vesting date of March 15, 2007 for 2005 RSU awards, and $36.62 on June 29, 2007 (for the vesting date of June 30, 2007 for 2004 RSU awards).

(3)
Of this amount, $15,556 was not settled through the issuance of shares during 2007 due to the applicable terms of the underlying RSU award agreements as briefly described in footnote (1) above. Such amount was settled pursuant to the terms of the RSUs through the issuance of 432 shares on February 28, 2008, which had a value at that time of $16,347 based on the per share closing market price of $37.84 on February 28, 2008.

(4)
Of this amount, $233,612 was not settled through the issuance of shares during 2007 due to the applicable terms of the underlying RSU award agreements as briefly described in footnote (1) above. Such amount was settled pursuant to the terms of the RSUs through the issuance of 3,982 shares on February 28, 2008, which had a value at that time of $150,679 based on the per share closing market price of $37.84 on February 28, 2008 and through the issuance of 2,603 shares on March 17, 2008, which had a value at that time of $92,849 based on the per share closing market price of $35.67 on March 14, 2008.

(5)
Of this amount, $133,466 was not settled through the issuance of shares during 2007 due to the applicable terms of the underlying RSU award agreements as briefly described in footnote (1) above. Such amount was settled pursuant to the terms of the RSUs through the issuance of 3,305 shares on February 28, 2008, which had a value at that time of $125,061 based on the per share closing market price of $37.84 on February 28, 2008 and through the issuance of 417 shares on March 17, 2008, which had a value at that time of $14,874 based on the per share closing market price of $35.67 on March 14, 2008.

(6)
Of this amount, $68,525 was not settled through the issuance of shares during 2007 due to the applicable terms of the underlying RSU award agreements as briefly described in footnote (1) above. Such amount was settled pursuant to the terms of the RSUs through the issuance of 1,491 shares on February 28, 2008, which had a value at that time of $56,419 based on the per share closing market price of $37.84 on February 28, 2008 and through the issuance of 428 shares on March 17, 2008, which had a value at that time of $15,267 based on the per share closing market price of $35.67 on March 14, 2008.

(7)
Of this amount, $55,818 was not settled through the issuance of shares during 2007 due to the applicable terms of the underlying RSU award agreements as briefly described in footnote (1) above. Such amount was settled pursuant to the terms of the RSUs through the issuance of 1,218 shares on February 28, 2008, which had a value at that time of $46,089 based on the per share closing market price of $37.84 on February 28, 2008 and through the issuance of 345 shares on March 17, 2008, which had a value at that time of $12,306 based on the per share closing market price of $35.67 on March 14, 2008.

(8)
Of this amount, $316,923 was not settled through the issuance of shares during 2007 due to the applicable terms of the underlying RSU award agreements as briefly described in footnote (1) above. Such amount was settled pursuant to the terms of the RSUs through the issuance of 6,900 shares on February 28, 2008, which had a value at that time of $261,096 based on the per share closing market price of $37.84 on February 28, 2008 and through the issuance of 1,975 shares on March 17, 2008, which had a value at that time of $70,448 based on the per share closing market price of $35.67 on March 14, 2008.

RETIREMENT PLANS

Pension Plan

        The Company's Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all employees. This plan was amended in 1994 to conform to the changes required by the Tax Reform Act of 1986 and to reduce the plan formula. The Company also has a supplemental pension plan for certain executive officers to provide for benefits in excess of Internal Revenue Code limits.

        The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to Internal Revenue Code limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

        The supplemental plan provides executives hired before 1995, after completing 15 years of service and reaching age 65, a benefit equal to 40 percent of final average compensation plus 37 percent of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by Section 415 of the Internal Revenue Code, less the benefit provided by the qualified plan.

        The following table represents the value of the named executive officers' pension benefits.

2007 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)

Anthony J. Best	Qualified Pension Plan Non-Qualified SERP Pension Plan	2 2	46,471 20,623	— —
Robert L. Nance	Qualified Pension Plan Non-Qualified SERP Pension Plan	9 9	262,633 29,261	— —
David W. Honeyfield	Qualified Pension Plan Non-Qualified SERP Pension Plan	5 5	34,690 851	— —
Milam Randolph Pharo	Qualified Pension Plan Non-Qualified SERP Pension Plan	12 12	192,845 —	— —
Garry A. Wilkening	Qualified Pension Plan Non-Qualified SERP Pension Plan	15 15	235,626 203,337	— —
Mark A. Hellerstein	Qualified Pension Plan Non-Qualified SERP Pension Plan	16 16	— 378,930	347,642 541,903

EQUITY COMPENSATION PLANS

        St. Mary has a 2006 Equity Incentive Compensation Plan and an Employee Stock Purchase Plan under which options and shares of St. Mary common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board of Directors. Our stockholders have approved each of these plans.

        The following table is a summary of the shares of common stock authorized for issuance under our existing equity compensation plans as of December 31, 2007.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2006 Equity Incentive Compensation Plan
Stock Options and Incentive Stock Options	2,385,500	$12.62	—	(1)
Restricted Stock Plan	684,264	N/A	2,560,224	(1)
Employee Stock Purchase Plan	—	—	1,599,811	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	3,069,764	$12.62	4,160,035

(1)
In May 2006, the stockholders approved the 2006 Plan to authorize the issuance of restricted stock, RSUs, non-qualified stock options, incentive stock options, stock appreciation rights, and stock-based awards to key employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary. The 2006 Plan serves as the successor to the Predecessor Plans. All grants of equity are now made out of the 2006 Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the 2006 Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances.) As of March 17, 2008, the shares available for grant were 2,435,521.

(2)
Under the ESPP, eligible employees may purchase shares of the Company's common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the purchase period, and shares issued under the ESPP are restricted for a period of 18 months from the date issued. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

        St. Mary and Anthony J. Best entered into an employment agreement dated May 1, 2006. When his employment commenced, Mr. Best received a RSU award of 20,000 shares, which vested immediately and was not subject to forfeiture, and a $50,000 cash bonus. Over the next four years of the agreement, Mr. Best may earn additional restricted shares in varying amounts, earning in the first quarter of each year 1,250 shares if he is employed by St. Mary at that time, and an additional 2,500 shares if the net asset value growth from the prior year exceeds ten percent, with a further 1,250 shares if such growth exceeds fifteen percent. If he remains employed by the Company for the four year term of the agreement and meets or exceeds all targets in this compensation arrangement, the Company will award Mr. Best with a maximum of 20,000 restricted shares. Mr. Best participates in the fringe benefits and other benefit plans and practices of St. Mary in the same manner and to the same comparable extent as other senior executives of St. Mary. Mr. Best earned 1,250 shares in both March 2007 and 2008 associated with the service component of his award. Mr. Best earned 2,500 shares under the performance element of his employment agreement based on the results for 2007; however, he did not earn the performance based component of his employment agreement based on the results for 2006 for a potential additional 3,750 shares as the net asset value growth of the Company did not exceed ten percent in 2006.

        The Company's employment agreement with Mr. Best provides that in the event that Mr. Best's employment is terminated by the Company for any reason other than (i) the death or incapacitation of Mr. Best or (ii) the performance of his duties for the Company with gross negligence, gross incompetence, fraud or dishonesty, as determined by the Board of Directors, the Company must continue the salary of Mr. Best at its rate at the time of such termination for a period of two years thereafter, together with a continuation for two years of the insurance benefits in effect for him at the time of such termination.

        Based on Mr. Best's current annual salary and level of insurance benefits in effect as of December 31, 2007, the total amount of payments that would be made to Mr. Best for a period of two years after such termination would be $850,000, and the estimated value of insurance benefits to be continued over such period would be approximately $36,000.

        The Company's employment agreement with Mr. Best also provides that in the event that the employment of Mr. Best is terminated under circumstances such that the terms of the Company's change of control executive severance agreement for Mr. Best would apply, and to the extent that severance pay or benefits, each considered separately, to be received by Mr. Best pursuant to the terms of the change of control executive severance agreement would exceed the severance pay or benefits, each considered separately, pursuant to the terms of Mr. Best's employment agreement, Mr. Best shall receive such excess severance pay or benefits under the change of control executive severance agreement pursuant to the terms thereof. The Company's change of control executive severance agreements are discussed below. Mr. Best's employment agreement provides for a severance payment of a minimum of two years salary together with a continuation for two years of the insurance benefits in effect for him in the event of such termination.

        Through June 30, 2007, Mr. Hellerstein and St. Mary operated under an employment agreement. The agreement was originally entered into on September 1, 1991, and it was amended on December 16, 2005. The amended agreement provides for a specific term ending June 30, 2007 and certain compensation arrangements in the event that there is a termination of employment prior to that date. There are no legacy provision outstanding related to that employment agreement.

CHANGE OF CONTROL ARRANGEMENTS

        St. Mary has established a change of control executive severance policy and entered into change of control severance agreements whereby certain officers of St. Mary, including the officers named in the Summary Compensation Table, are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change of control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        Based on the respective annual base salaries and benefit levels of the named executive officers as of December 31, 2007, under the change of control executive severance agreements the total maximum severance payments for two and one-half years, the total minimum severance payments for one year, and the estimated value of continued benefits for one year after severance for each of the named executive officers who were employed by the Company as of December 31, 2007, would be as follows:

Name	Maximum Severance Payments	Minimum Severance Payments	Estimated Value of Benefits for One Year(1)

Anthony J. Best(2)	$1,062,500	$850,000	$36,000
Robert L. Nance(3)	645,000	258,000	$18,000
David W. Honeyfield(4)	600,000	240,000	$18,000
Milam Randolph Pharo	476,875	190,750	$18,000
Garry A. Wilkening	450,000	180,000	$18,000
    (1)
    The change of control executive severance agreements provide that the benefits shall be limited to the extent that the executive obtains any such benefits pursuant to a subsequent employer's benefit plans.

    (2)
    The employment agreement between the Company and Mr. Best provides that in the event of a change of control of the Company and a termination of Mr. Best's employment, the Company must pay minimum severance payments and insurance benefits to Mr. Best at the rate at the time of such termination for a period of two years thereafter, and, to the extent that severance pay or benefits to be received by Mr. Best under the terms of the change of control executive severance agreement between the Company and Mr. Best would exceed the severance pay or benefits under his employment agreement, Mr. Best shall receive the excess severance pay and benefits under such change of control executive severance agreement.

    (3)
    Mr. Nance retired as an officer of St. Mary Land & Exploration Company as of December 31, 2007.

    (4)
    Mr. Honeyfield resigned from his position of Senior Vice President—Chief Financial Officer and Secretary of St. Mary effective March 21, 2008.

        Under the change of control executive severance agreements, the severance payments are to be made in such base salary installment amounts and pursuant to such base salary installment payment schedule as was in effect immediately prior to the change of control, and the Company or its successor is obligated to make the payments.

        The Company has also established a change of control severance policy and entered into change of control severance agreements whereby selected employees of St. Mary that are of a sufficient employment grade, are entitled to receive severance payments in the event that their employment is terminated within one year after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the employee (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The severance payments equal up to two and one half years annual base salary, depending on the length of time employment continues after the change of control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        St. Mary has established a severance termination plan for all of its other employees that would activate if a change of control event occurs. The amount of benefit is dependent on the number of years of service with the Company and the employees' compensation level at the time of termination.

        A change of control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company, or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Common Stock—The following table shows beneficial ownership of shares of St. Mary common stock as known by the Company as of March 17, 2008, by all beneficial owners of more than five percent of the outstanding shares of St. Mary common stock as of March 17, 2008, by each director, director nominee, and executive officer named in the Summary Compensation Table, and all directors, director nominees, and executive officers as a group. RSUs are not included in this table as no actual shares have been issued associated with the RSU rights. A supplemental separate table has been included later in this section describing the number of RSUs owned by the individuals described above.

Name of Beneficial Owner	Shares beneficially owned excluding options		Options exercisable within 60 days of 3/17/2008	Total shares beneficially owned(1)		Percent beneficially owned
Name and Address of Stockholders Owning More Than 5%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	6,551,738		—	6,551,738	(2)	10.4	%(2)
Name and Position of Directors and Named Executive Officers
Barbara M. Baumann, Director	20,804		47,666	68,470		0.1%
Larry W. Bickle, Director	75,912		48,566	124,478		0.2%
William J. Gardiner, Director	26,404		63,172	89,576		0.1%
Mark A. Hellerstein, Chairman and Director	127,419		—	127,419		0.2%
Julio M. Quintana, Director	8,133	(3)	—	8,133		<0.1%
John M. Seidl, Director	15,804		9,772	25,576		<0.1%
William D. Sullivan, Director	19,804		9,772	29,576		<0.1%
Anthony J. Best, Chief Executive Officer, President, and Director	23,079		—	23,079		<0.1%
Robert L. Nance, Former Senior Vice President	741,982	(4)	176,060	918,042		1.5%
David W. Honeyfield, Former Senior Vice President-Chief Financial Officer, and Secretary	13,303		21,608	34,911		0.1%
Milam Randolph Pharo, Vice President-Land and Legal, and Assistant Secretary	27,175		73,046	100,221		0.2%
Garry A. Wilkening, Vice President-Human Resources and Administration	9,541		42,082	51,623		0.1%
All executive officers and directors as a group (20 persons including those named above)	1,147,733		616,556	1,764,289		2.9%

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of a date reasonably selected by the Company, through the exercise of any stock option or other right. The Company selected March 17, 2008, as the determination date.

(2)
According to a Statement on Schedule 13G/A filed by Wellington Management, LLP on March 10, 2008, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, Wellington Management, LLP may be deemed to be the beneficial owners of a total of 6,551,738 shares, with shared voting power as to 5,682,838 shares, shared dispositive power as to 6,537,938 shares, and sole voting or dispositive power as to zero shares. The percentage beneficially owned in the above table is the percentage beneficially owned set forth in the filed Schedule 13G/A based only on the Company's outstanding shares. The percentage beneficially owned changes to 10.6 percent when the calculation includes the aggregate number of shares that stockholders have a right to acquire within 60 days of March 17, 2008, through the exercise of any stock option or right.

(3)
Mr. Quintana maintains a margin securities account at a brokerage firm, and the positions held in such margin account, which may from time to time include shares of St. Mary common stock, are pledged as collateral security for the repayment of debit balances, if any, in the account. As of March 17, 2008, Mr. Quintana held 8,133 shares of St. Mary common stock in such account.

(4)
Includes 4,000 shares held of record by Ronan, Inc., a corporation controlled by Robert L. Nance, 126,700 shares held by the spouse of Mr. Nance, 85,209 shares held of record by Robert L. Nance TTEE for Robert S. Nance Financial Mgt. Trust, and 20,093 shares owned by Robert L. Nance and Penni W. Nance JT TEN.

        Restricted Stock Units—RSUs represent rights to shares of stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. In the past the RSU awards are automatically exchanged for common shares after three years following their issuance. On December 17, 2007, the Compensation Committee approved the elimination of the restriction period for the RSUs and the issuance of the underlying shares aligning with the vesting provisions of the awards. The RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest 25 percent upon issuance and 25 percent on each of the following three anniversary dates.

        The Company began issuing RSUs in June 2004. The initial grant under the Restricted Stock Plan was made on June 30, 2004, whereby eligible executive officers and key employees were issued RSUs. This grant was the first grant under this program following approval of the Restricted Stock Plan by the stockholders of the Company. RSU grants were made annually under the Restricted Stock Plan in 2004 and 2005. Since May 17, 2006, RSU grants have been made under St. Mary's 2006 Equity Incentive Compensation Plan subject to the performance criteria of the Company. These grants are made in the quarter following the year-end.

        The following table shows the number of RSUs owned by each of the directors, the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Summary Compensation Table," and all directors and executive officers as a group as of March 17, 2008.

	Total Restricted Stock Units	Total Vested Restricted Stock Units
Barbara M. Baumann	784	0
Larry W. Bickle	784	0
William J. Gardiner	784	0
Mark A. Hellerstein	0	0
Julio M. Quintana	0	0
John M. Seidl	784	0
William D. Sullivan	784	0
Anthony J. Best	4,258	0
Robert L. Nance(1)	6,450	0
David W. Honeyfield	6,488	0
Milam Randolph Pharo	2,606	0
Garry A. Wilkening	2,311	0
All executive officers and directors as a group (20) persons including those named above	56,710	0

    (1)
    The table reflects the RSUs that have vested to Mr. Nance upon his retirement.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement to be filed with the SEC.

Barbara M. Baumann, Chairman Larry W. Bickle William D. Sullivan
March 19, 2008

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Transactions with Related Persons

        The Company has adopted a written policy and procedures for the Audit Committee's review of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a "related person" means (i) any of our directors, executive officers or nominees for director, (ii) any stockholder that beneficially owns more than 5% of the Company's outstanding shares of common stock, and (iii) any immediate family member of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders.

        In determining whether to approve or ratify a transaction, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of its authority to the Chairman of the Audit Committee for any related person transaction requiring pre-approval or ratification between meetings of the Audit Committee. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

        In addition, St. Mary's By-Laws provide that no director, officer or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of such opportunity through his or her affiliation with the Company. In addition, no officer or employee of St. Mary may pursue for his or her own account an oil and gas opportunity as to which his or her knowledge of the opportunity was not obtained through his or her affiliation with the Company unless (a) with respect to an officer of St. Mary, the officer's pursuit of the opportunity has been approved by the Board of Directors and (b) with respect to a non-officer of St. Mary, the employee's pursuit of the opportunity has been approved by a senior officer of St. Mary with full knowledge of such opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company.

Related Person Transactions

        Set forth below is a description of a related transaction between St. Mary and one of its officers during the last fiscal year. Some of the aspects of this transaction will continue in effect and may result in conflicts of interest between St. Mary and the individual. We cannot assure you that conflicts of interest will always be resolved in favor of St. Mary.

        As a result of interests acquired prior to any association with St. Mary, Robert L. Nance, an executive officer of St. Mary during 2007 who retired as an executive officer of St. Mary as of December 31, 2007, either personally or through Ronan, Inc., an entity in which he is a majority stockholder, owns working and overriding royalty interests in approximately 14 of the Company's oil and gas wells. Total revenues earned from these specific oil and gas properties by Mr. Nance and Ronan, Inc. in 2007, 2006, and 2005 are approximately $154,000, $206,000, and $238,000, respectively. The Audit Committee has reviewed this relationship and deemed this not to be in conflict with the Company's Policy and Procedures with Respect to Related Person Transactions, since the ownership was acquired prior to any relationship with St. Mary and because the amounts involved are not deemed significant to St. Mary as a whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers, and persons holding more than ten percent of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports filed with the Company, all directors, executive officers, and ten percent owners timely filed all reports regarding transactions in the Company's securities required to be filed for 2007 by Section 16(a) under the Securities Exchange Act of 1934 with the following exception. A Form 4 with respect to the issuance of restricted stock units of the Company to Paul M. Veatch, a Senior Vice President and Regional Manager of the Company, was not filed on or before June 14, 2007, as required, but the issuance was reported in a Form 4 filed on August 13, 2007.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

        Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of the Company for the year ended December 31, 2007. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2007, that was filed with the SEC.

THE AUDIT COMMITTEE William J. Gardiner, Chairman Barbara M. Baumann Julio M. Quintana John M. Seidl
March 19, 2008

INDEPENDENT ACCOUNTANTS

        To the knowledge of management, neither Deloitte & Touche, LLP nor any of its members has any direct or material indirect financial interest in St. Mary nor any connection with St. Mary in any capacity other than as independent public accountants. A representative of Deloitte & Touche, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

        The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2007 and 2006. All services and fees including tax service fees were preapproved by the Audit Committee.

	2007	2006
Audit Fees(1)	$549,900	$507,257
Audit Related Fee	—	—
Tax Fees	8,500	8,500
All Other Fees, including financial systems design and implementation	—	—

Total Fees	$558,400	$515,757

    (1)
    Includes reviews of registration statements and related consents and comfort letters.

        The tax fees include basic compliance services and assistance with technical research. The Audit Committee has concluded that the provision of these nonaudit services is compatible with maintaining the accountants' independence.

AUDIT COMMITTEE PREAPPROVAL POLICY AND PROCEDURES

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent accountants, and shall approve in advance any non-audit services to be performed by the independent accountants. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent accountants, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent accountants (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (i) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent accountants during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent accountants; (ii) actual amounts paid to the independent accountants are monitored by financial management of the Company and reported to the Audit Committee; (iii) any services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and, (iv) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

FUTURE STOCKHOLDER PROPOSALS

        St. Mary must receive any St. Mary stockholder proposal for the annual meeting of stockholders in 2009 before December 8, 2008, for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. For stockholder proposals submitted outside of the proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, St. Mary's By-Laws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary of St. Mary not less than 75 days or more than 105 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2009 annual meeting must be received by St. Mary between February 6, 2009, and March 7, 2009.

OTHER MATTERS

        Management does not know of any matters other than the election of directors, the approval of the amendment and restatement of the2006 Equity Incentive Compensation Plan, the approval of the Cash Bonus Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm, to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

C. Mark Brannum Senior Legal Counsel and Secretary
March 28, 2008

ANNEX A

ST. MARY LAND & EXPLORATION COMPANY

2006 EQUITY INCENTIVE COMPENSATION PLAN

As Amended and Restated as of March 28, 2008

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment.    St. Mary Land & Exploration Company, a Delaware corporation (the "Company"), has established an equity incentive compensation plan known as the 2006 Equity Incentive Compensation Plan (the "Plan"). The Plan permits the grant of Restricted Stock, Restricted Stock Units, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Stock Based Awards. The Plan became effective upon its approval by the Company's stockholders on May 17, 2006 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest, and special effort the success of the Company is substantially dependent.

        1.3    Duration.    The Plan commenced as of the Effective Date, as set forth in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article XIV hereof, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) when all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. Any previously granted Awards under this Plan which remain outstanding as of the date of expiration or other termination of the Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

        1.4    Successor Plan.    This Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants or awards shall be made under the Predecessor Plans from and after the Effective Date of this Plan. Each outstanding grant or award under a Predecessor Plan immediately prior to the Effective Date of this Plan shall continue to be governed solely by the terms and conditions of the applicable Predecessor Plan and the instruments evidencing such grant or award, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such outstanding grants or awards under the Predecessor Plans. Any Shares reserved for issuance under the Predecessor Plans in excess of the number of Shares as to which grants or awards have been made thereunder shall be transferred into this Plan upon the Effective Date and shall become available for Awards under this Plan. Any Shares related to grants or awards made under the Predecessor Plans that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed to be available for issuance or reissuance under Section 4.1 of this Plan; provided, however, that any Shares that from and after May 21, 2008 are tendered (either by actual delivery or attestation) to pay the option price or are used to satisfy any tax withholding requirements shall not be deemed available for issuance or reissuance under Section 4.1 of this Plan.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended the term shall be capitalized.

          (a)   "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns, directly or indirectly, at least 50 percent of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.

          (b)   "Award" means, individually or collectively, a grant or award under this Plan of Restricted Stock, Restricted Stock Units, NQSOs, ISOs, SARs, Performance Shares, Performance Units or Stock Based Awards, in each case subject to the terms of this Plan.

          (c)   "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.

          (d)   "Board" or "Board of Directors" means the Board of Directors of the Company.

          (e)   "Change of Control" shall mean any of the following events:

            (i)    (A) The acquisition by any individual or entity (a "Person") or Persons acting as a group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent of either (1) the then value of the outstanding shares of common stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

              (B)  For purposes of paragraph (A), Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of determining stock ownership, see (e)(iv) below.

            (ii)   A majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

            (iii)  (A) Any one Person, or more than one Person acting as a group (as determined in (e)(iii)(C) below), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

              (B)  A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to—

                (1)   A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

                (2)   An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

                (3)   A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

                (4)   An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described in (e)(iii)(B)(3). For purposes of this paragraph (e)(iii)(B) and except as otherwise provided, a Person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority owned subsidiary of the Company after the transaction, is not treated as a change in the ownership of the assets of the Company.

              (C)  Persons will not be considered to be acting as a group for purposes of this paragraph (e)(iii) solely because they purchase assets of the Company at the same time. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

              (D)  For purposes of determining stock ownership, see (e)(iv) below.

            (iv)  For purposes of determining whether there has been a Change of Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by §§1.83-3(b) and (j) of the income tax regulations promulgated by the Internal Revenue Service), the stock underlying the option is not treated as owned by the individual who holds the option.

          (f)    "Change of Control Price" means the highest per share price for Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Shares on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

          (g)   "Change of Control Termination" has the meaning set forth in Section 13.2 hereof.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended.

          (i)    "Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan. The Committee shall be comprised of two or more directors, and each member of the Committee shall be a Non-Employee Director, an "outside director" within the meaning of the regulations under Section 162(m) of the Code, and an "independent director" for purposes of the rules and regulations of the New York Stock Exchange ("NYSE") (or such other principal securities market on which the Shares are traded).

          (j)    "Company" means St. Mary Land & Exploration Company, a Delaware corporation, and any successor thereto as provided in Article XVII hereof.

          (k)   "Covered Employee" means an Employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code.

          (l)    "Director" means any individual who is a member of the Board of Directors of the Company.

          (m)  "Dividend Equivalent" means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to Options or Stock Appreciation Rights, and shall not apply to any other type of Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

          (n)   "Employee" means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p)   "Fair Market Value" or "FMV" means a value or price that is based on the opening, closing, actual, high, low or average selling prices per Share on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

          (q)   "Fiscal Year" means the year commencing on January 1 and ending on December 31, or such other fiscal year period as approved by the Board.

          (r)   "Freestanding SAR" means a SAR that is not a Tandem SAR, as described in Article VIII herein.

          (s)   "Grant Price" means the price against which the amount payable is determined upon exercise of a SAR.

          (t)    "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article VII herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

          (u)   "Non-Employee Director" means a Director who meets the definition of a "Non-Employee Director" set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

          (v)   "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares granted under Article VII herein, which is not intended to be an Incentive Stock Option or which otherwise does not meet the requirements for an ISO.

          (w)  "Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

          (x)   "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (y)   "Participant" means a participant holding an outstanding Award granted under the Plan.

          (z)   "Performance Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

          (aa)   "Performance Goal" means a performance criterion selected by the Committee for a particular Award for purposes of Article XI based on one or more Performance Measures.

          (bb)   "Performance Measures" mean measures as described in Article XI, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, monetization, or value of an Award to a Covered Employee that is designated to qualify as Performance Based Compensation.

          (cc)   "Performance Period" means the period of time, which shall not be shorter than 12 months, during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award of Performance Shares or Performance Units.

          (dd)   "Performance Share" means an Award granted under Article IX herein, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

          (ee)   "Performance Unit" means an Award granted under Article IX herein, denominated in units, which may be valued by reference to a designated amount of property other than Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

          (ff)    "Plan" means this 2006 Equity Incentive Compensation Plan, as it may be amended from time to time.

          (gg)   "Restricted Stock" means an Award under Article VI of Shares that may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement.

          (hh)   "Restricted Stock Unit" means an Award under Article VI that is valued by reference to a Share, which value may be paid by delivery of Shares or cash or a combination thereof upon settlement of the Award, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

          (ii)     "Securities Act" means the Securities Act of 1933, as amended.

          (jj)     "Shares" means shares of common stock of the Company, $0.01 par value per share.

          (kk)   "Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article VIII herein.

          (ll)     "Stock Based Award" means an equity based or equity related Award granted pursuant to the terms of Article X herein.

          (mm)    "Tandem SAR" means a SAR that the Committee specifies pursuant to Article VIII herein is granted in connection with a related Option, the exercise of which SAR shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled), or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Committee at the time of grant.

        2.2    Construction.    Captions and titles contained herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, any definition of any term herein in the singular also shall include the plural.

ARTICLE III
ADMINISTRATION

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to (i) interpret the terms and the intent of the Plan, any Award and any Award Agreement or other agreement ancillary to or in connection with the Plan, (ii) determine eligibility for Awards and select those who will become Participants in the Plan, (iii) adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper, (iv) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan and (v) make all other determinations necessary or advisable for the administration of the Plan. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article XIV, adopting modifications, amendments or subplans to the Plan or any Award Agreement. Subject to the terms and provisions of the Plan, the Committee shall have complete discretion in determining the nature, terms, conditions and amount of each Award. In making such determinations, the Committee may take into account the nature of services rendered by the recipient of the Award, such person's present and potential contributions to the Company and such other factors as the Committee in its discretion shall deem relevant.

        3.3    Delegation.    The Committee may delegate to one or more of its members any of the Committee's administrative duties or powers as it may deem advisable; provided, however, that any such delegation shall not be inconsistent with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code as to actions to be taken by the Committee in connection therewith.

ARTICLE IV
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

        4.1    Total Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the total number of Shares hereby made available and reserved for issuance to Participants pursuant to Awards granted under the Plan shall be 3,500,000, plus any remaining Shares available for issuance under the Predecessor Plans as set forth in Section 1.4 (with such total number of Shares, including such adjustment and remaining Shares, to be referred to as the "Total Share Authorization"). Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one Share for every one Share issued. Any shares issued in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as two shares of every one share issued. The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be 3,500,000.

        Any Awards that are not settled in Shares shall not be counted against the Total Share Authorization limit. Any Shares related to Awards (or after the Effective Date, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan. In addition, if the Option Price of any Option granted under the Plan or the tax withholding requirement with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan; provided, however, that from and after May 21, 2008, Shares tendered as full or partial payment to the Company of the Option Price upon exercise of Options granted under this Plan, Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs, and Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations with respect to any Award granted under this Plan, shall not become available again for issuance under this Plan. The maximum number of Shares available for issuance under the Plan shall be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares under this Plan or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Stock Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Covered Employees under the Plan:

          (a)    Restricted Stock/Restricted Units.    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock/Restricted Stock Units in any one Fiscal Year to any one Participant shall be 100,000.

          (b)    Options and SARS.    The maximum aggregate number of Shares that may be granted in the form of Options or SARs in any one Fiscal Year to any one Participant shall be 200,000.

          (c)    Performance Shares/Performance Units.    The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be 200,000 Shares, and the maximum value of Performance Units that a Participant may receive with respect to Awards in any one Fiscal Year shall be a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

          (d)    Stock Based Awards.    The maximum aggregate grant with respect to Stock Based Awards in any one Fiscal Year to any one Participant shall be 200,000.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, split up, spin off, other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to the stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall make or provide for appropriate proportionate substitutions or adjustments, as applicable, to the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the

Option Price or Grant Price applicable to outstanding Awards, the application and computation of any Dividend Equivalents that may be provided for in Award Agreements, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan. Such adjustments shall be made automatically, without the necessity of Committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares, and shall be made in the discretion of the Committee with respect to other corporate events or transactions. The Committee, in its sole discretion, may also make other appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods, as are equitably necessary to prevent dilution or enlargement of Participant's rights under the Plan that otherwise would result from such corporate event or transaction. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article XIII and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. In addition, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ARTICLE V
ELIGIBILITY AND PARTICIPATION

        5.1    Eligibility.    All Employees, consultants who are natural persons, and members of the Board of the Company and of any Affiliate of the Company shall be eligible to participate in the Plan and be granted Awards under the Plan.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, select from among persons eligible to participate in the Plan those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions, and amount of each Award.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, in its discretion may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

          (a)    Restricted Stock.

            (i)    Nature of Restricted Stock.    Restricted Stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion, and may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement. A Participant to whom Shares of Restricted Stock are issued shall have all of the rights of ownership with respect to the Shares subject to such Restricted Stock Award, including the right to vote the same and receive any dividends paid thereon; subject, however, to the terms, conditions and restrictions contained in this Plan and in the applicable Award Agreement.

            (ii)    Forfeiture and Vesting.    A Restricted Stock Award Agreement may provide for forfeiture of the Restricted Stock upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Award Agreement may also provide for (i) vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock to vest and become no longer subject to forfeiture and (ii) holding periods during which the Restricted Stock may not be sold or otherwise transferred.

            (iii)    Certificates and Settlement.    Upon an Award of Restricted Stock, the Company shall deliver to the Participant a certificate evidencing the Shares subject to the Award, and such certificate shall be imprinted with an appropriate legend referring to or setting forth the applicable restrictions to which such Shares are subject. After the Shares are no longer subject to such restrictions, the Company shall, in accordance with the terms and conditions of the Award Agreement and upon the request of the Participant and the surrender by the Participant of the original certificate, settle the completed Restricted Stock Award by providing the Participant with a new certificate for the Shares with such legend removed.

          (b)    Restricted Stock Units.

            (i)    Nature of Restricted Stock Units; Accounts.    Each Restricted Stock Unit awarded shall represent a right for one Share to be delivered upon settlement of the Award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Plan and the Award Agreement. The Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

            (ii)    Deferral Period and Settlement Date.    Restricted Stock Units (if not previously cancelled or forfeited) shall be settled on the date or dates set forth in the Award Agreement. In addition, unless otherwise determined by the Committee, if the Committee reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a Participant which is not deductible by the Company under Section 162(m) of the Code, such settlement shall be deferred, subject to compliance with Section 409A of the Code as referred to in Article XX herein, to the extent necessary to avoid payment of such nondeductible compensation, with such deferral continuing only until such date as settlement can be effected without loss of deductibility by the Company under Section 162(m) of the Code.

            (iii)    Cancellation and Vesting.    A Restricted Stock Unit Award Agreement may provide for cancellation of the Restricted Stock Units upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Unit Award Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to cancellation.

            (iv)    Dividend Equivalents.    Restricted Stock Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

            (v)    Settlement and Certificates.    Settlement of a Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Restricted Stock Unit Award Agreement may provide that settlement may be made (A) solely through the issuance of Shares or (B) at the mutual election of the Participant and the

    Company, in a combination of Shares and cash. Upon the settlement of a Restricted Stock Unit Award, the Company shall deliver to the Participant a certificate for the number of Shares issued to the Participant in settlement of the Award.

        6.2    Restricted Stock and Restricted Stock Unit Award Agreements.    Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of such Award, including the number of Shares to which the Award relates, the date or dates upon which such Award shall vest and the circumstances (including termination of employment or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award shall not vest, the time and manner of settlement of the Award, such transfer restrictions which the Committee may impose, and any other terms or conditions which the Committee may impose.

          (a)     If not otherwise specified by the Committee, the following terms and conditions shall apply to Restricted Stock and Restricted Stock Units awarded under the Plan:

            (i)    Vesting.    An Award of Restricted Stock or Restricted Stock Units shall vest pursuant to a vesting schedule as determined by the Committee, which vesting schedule may provide that (A) an Award held by a Participant who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Award Agreement notwithstanding the termination of the Participant's employment with the Company, provided that prior to full vesting of the Award such Participant does not after such retirement become employed on a full time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Award held by a Non-Employee Director of the Company who resigns from the Board after completing at least five years of service to the Company as a Non-Employee Director shall become fully vested.

            (ii)    Termination.    An outstanding Award of Restricted Stock that has not vested or an outstanding Award of Restricted Stock Units that has not been settled shall be cancelled upon the Company's termination of the employment of the Participant for cause.

            (iii)    Acceleration.    An outstanding Award of Restricted Stock or Restricted Stock Units shall become fully vested and settled irrespective of its other provisions upon termination of the Participant's employment with the Company or Affiliate because of death, disability or normal retirement upon reaching the age of sixty-five.

            (iv)    Transferability.    An outstanding Award of Restricted Stock or Restricted Stock Units that has not vested and been settled or is otherwise restricted by the terms of the Award Agreement as to transferability shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge or otherwise encumber such Award or the Shares issuable in settlement thereof, other than (A) to the person or persons to whom the Participant's rights under such Award pass by will or the laws of descent and distribution, (B) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Award, (C) to the legal representative of any of the foregoing, or (D) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant. If an Award is transferred to any person to whom a transfer of the Award is permitted, the transferee shall remain subject to all of the vesting conditions to which the Award is subject. Any such transfer shall be made only in compliance with the Securities Act and the requirements therefor as set forth by the Company.

          (b)     The Committee shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

ARTICLE VII
STOCK OPTIONS

        7.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its discretion. ISOs may be granted only to Employees of the Company or a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code, and no ISOs may be granted more than 10 years after the adoption of the Plan by the Board.

        7.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option relates, the conditions upon which an Option shall become vested and exercisable, and any other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

        7.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an Option, whether issued as an ISO or an NSO, shall be not less than 100 percent of the FMV of the underlying Shares on the date of grant; provided, however, that the Option Price for an ISO granted to a person who at the time of grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "Significant Stockholder") shall be not less than 110 percent of the Fair Market Value of the underlying Shares as of the date of grant.

        7.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided however, that no Option shall be exercisable later than the tenth anniversary date of its grant, and provided further that no ISO granted to a Significant Stockholder shall be exercisable after the expiration of five years from the date of grant.

        7.5    Exercise of Options.    Options shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified by or acceptable to the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon exercise of any Option, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion and subject to such rules and regulations as the Committee may establish. Subject to Section 7.6 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment for the Shares, the Company shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

        7.6    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

        7.7    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of Options.

          (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a NQSO granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (c)    Notification of Disqualifying Disposition.    The Participant to whom an ISO is granted shall notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company shall use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        7.9    $100,000 Annual ISO Limitation.    To the extent that the aggregate Fair Market Value of Shares (determined as of the time the ISOs with respect to such Shares are granted) with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and any Affiliate) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing provisions shall be applied by taking ISOs into account in the order in which they were granted.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

        8.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on 100 percent of the FMV of the underlying Share on the date of grant or a Grant Price that is set at a premium to the FMV of the underlying Share on the date of grant. The SAR Grant Price shall not be less than FMV of the underlying Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        8.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

        8.3    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant.

        8.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions that the Committee in its sole discretion imposes.

        8.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        8.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Share on the date of exercise over the Grant Price. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

        8.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

        8.9    Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE IX
PERFORMANCE SHARES AND PERFORMANCE UNITS

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share and Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall in its discretion set performance criteria for a Performance Period which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the Committee and set forth in the Award Agreement, the value and/or amount of each Performance Share or Performance Unit that will be paid to the Participant.

        9.3    Earnings of Performance Shares and Performance Units.    Subject to the terms of this Plan and the applicable Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares and/or Performance Units shall be entitled to receive, to the extent that the Performance Shares or Performance Units have vested, if applicable, a payout of the value and/or amount of Performance Shares and/or Performance Units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The Committee may in its discretion require the Participant to hold the Shares or other property received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares and Performance Units shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Performance Share or Performance Unit Award Agreement may provide that payment may be made, to the extent that the Performance Share or Performance Unit has vested and the performance criteria are met, solely through the issuance of Shares earned upon the expiration of the applicable Performance Period, and that the Participant may elect to satisfy the Participant's tax withholding obligation with respect to the Award by having the Company withhold Shares or other property or by the Participant surrendering Shares or other property to the Company with a FMV on or near the tax withholding date equal to the tax withholding obligation. Upon the payment in the form of Shares of a Performance Share or Performance Unit Award, the Company shall deliver to the Participant a certificate for the number of Shares issued to the Participant in payment of the Award.

        9.5    Dividends and Other Distributions.    Dividends and other distributions declared by the Board and paid with respect to outstanding Shares shall only be paid with respect to Performance Share and Performance Unit Awards for Shares that have been issued by the Company in payment of such Awards to the extent that the Awards have vested and upon the expiration of the applicable Performance Periods for the Awards. Performance Shares and Performance Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

        9.6    Vesting and Termination of Employment.    Each Award Agreement shall set forth the extent to which the Award shall vest, which may be pursuant to a vesting schedule as determined by the Committee, and the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following the termination of the Participant's employment or other relationship with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Shares and Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability of Performance Shares and Performance Units.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Performance Shares and Performance Units shall inure during such Participant's lifetime only to such Participant.

ARTICLE X
STOCK BASED AWARDS

        10.1    Stock Based Awards.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant other types of equity based or equity related Awards not described by the other terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, conditions based on the satisfaction of performance criteria or the satisfaction of such obligations as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

        10.2    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock Based Awards following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.3    Nontransferability of Stock Based Awards.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Stock Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Stock Based Awards shall inure during such Participant's lifetime only to such Participant.

ARTICLE XI
PERFORMANCE MEASURES

        Notwithstanding any other terms of this Plan, the vesting, payability or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within 90 days after the commencement of the period to which the Performance Goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee retains the discretion to reduce the value below such maximum.

        Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article XI, the Performance Goal(s) upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following Performance Measures:

        (a)   Increases in, or levels of, net asset value; net asset value per share; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income and/or earnings per share;

        (b)   Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

        (c)   Share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

        (d)   Oil and gas reserve replacement, reserve growth and finding and development cost targets;

        (e)   Oil and gas production targets;

        (f)    Performance of investments in oil and gas properties;

        (g)   Cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity or capital); and

        (h)   Increases in, or levels of, operating and/or nonoperating expenses.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any Performance Measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of Performance Goal(s).

        The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE XII
RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

        12.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment, consulting or other service relationship with the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate. Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or service contract between a Participant and the Company or an Affiliate, and, accordingly, subject to the terms of this Plan, this Plan may be terminated, amended or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise, except as provided in this Plan.

        For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may provide in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate shall not be deemed a termination of employment for purposes of an Award.

        12.2    Participation.    No Employee or other person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

        12.3    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE XIII
CHANGE OF CONTROL

        13.1    Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted prior to May 21, 2008, in the event of a Change of Control, unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

            (i)    The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within 30 days following the effective date of the Change of Control; and

            (ii)   Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control;

          (d)   Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        13.2    Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted on or after May 21, 2008 and prior to a Change of Control, in the event that a Change of Control occurs and a Participant's employment with the Company is subsequently terminated without Cause (as defined in such Participant's Award Agreement) or the Participant terminates his or her employment with the Company for Good Reason (as defined in such Participant's Award Agreement) within 30 months of the Change of Control (a "Change of Control Termination"), unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

            (i)    The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control Termination, and shall be paid out to such Participant within 30 days following the effective date of the Change of Control Termination; and

            (ii)   Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control Termination;

          (d)   Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control Termination, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount determined by the Committee, in accordance with the terms of the Plan and the Award Agreements, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        In the event that the existence of the foregoing provisions, even if a Change of Control and a Change of Control Termination do not occur, would result in an Award to a Covered Employee designed to qualify as Performance Based Compensation to not so qualify, the Committee shall have the discretion to adopt for such Award such provisions as shall satisfy the requirements of Section 162(m) of the Code.

        13.3    Alternative Awards.    Notwithstanding Sections 13.1 and 13.2, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement, or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as an "Alternative Award") by any successor to the Company or an Affiliate as described in Article XVII; provided, however, that any such Alternative Award must:

          (a)   Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

          (b)   Provide such Participant with rights and entitlements substantially equivalent to or more favorable than the rights, terms, and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment; and

          (c)   Have substantially equivalent economic value to such Award (determined at the time of the Change of Control).

ARTICLE XIV
AMENDMENT AND TERMINATION OF THE PLAN

        14.1    Amendment, Modification, Suspension, and Termination.    The Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that:

          (a)   Consistent with the provisions of Section 4.2 and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or Grant Price that is less than the Option Price or Grant Price of the original Options or SARs without stockholder approval.

          (b)   No amendment or modification which would increase the total number of Shares available for issuance under the Plan or the total number of shares available for ISOs under the Plan shall be effective unless approved by the stockholders of the Company.

          (c)   To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment or modification shall be effective unless approved by the stockholders of the Company in accordance with the applicable law, regulation, or securities exchange or market requirement.

        14.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria provided in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards and the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees intended to be Performance Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        14.3    No Impairment of Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary, no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect in any material way any outstanding Award previously granted under the Plan without the written consent of the Participant holding such Award.

ARTICLE XV
SECURITIES REGISTRATION

        15.1    Securities Registration.    In the event that the Company shall deem it necessary or desirable to register under the Securities Act, or any other applicable statute, any Awards or any Shares with respect to which an Award may be or shall have been granted, or to qualify any such Awards or Shares under the Securities Act or any other statute, then the affected Participants shall cooperate with the

Company and take such action as is necessary to permit registration or qualification of such Awards or Shares.

        15.2    Representations.    Unless the Company determines that the following representation is unnecessary, each person receiving an Award under the Plan may be required by the Company, as a condition to the issuance of Shares pursuant to the Award, to make a representation in writing that (i) he or she is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act, and (ii) before any transfer in connection with the resale of such Shares, an exemption from registration of such transaction under the Securities Act shall be established to the satisfaction of the Company. The Company may also require that the certificates representing such Shares contain restrictive legends reflecting the foregoing.

ARTICLE XVI
TAX WITHHOLDING

        In connection with Awards granted under the Plan, the Company and any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, amounts sufficient to satisfy any federal, state and local withholding tax requirements with respect to any taxable event as a result of the Plan and Awards granted under the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements, in either case on such conditions as the Committee specifies. The Company may in its discretion make loans to Participants of funds sufficient to satisfy any such withholding tax requirements, provided that any such loan shall comply with all applicable laws, rules and regulations and no such loan shall be made to a Director or executive officer of the Company in violation of Section 13(k) of the Exchange Act, as adopted pursuant to Section 402 of the Sarbanes-Oxley Act of 2002. The Company and any Affiliate shall have the right to require that any recipient or permitted transferee of an Award under the Plan who is not an Employee shall be responsible for the payment of all amounts required to satisfy all federal, state, and local withholding taxes applicable to such persons with respect to such Award.

ARTICLE XVII
SUCCESSORS

        Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ARTICLE XVIII
INDEMNIFICATION

        To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee, or an officer or employee who assists in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law or otherwise, or any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

ARTICLE XIX
GENERAL PROVISIONS

        19.1    Forfeiture Events.    Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or other agreements that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or Affiliates.

        19.2    Legend.    The certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

          (a)   Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b)   Completion of any registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable, and the listing or approval for trading of such Shares on any applicable securities exchange or market.

        19.4    Uncertificated Shares.    Where the Plan provides for the issuance of stock certificates to evidence the issuance or transfer of Shares, such Shares may be evidenced on an uncertificated basis to the extent not prohibited by applicable law or stock exchange rules.

        19.5    Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative or any other person. Awards shall be general unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company, the Award shall be a general unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

        19.6    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In the event that any fractional Shares would otherwise result from the application of the terms of an Award, the Company shall instead pay cash in lieu of fractional Shares on such basis as the Committee may determine in its discretion.

        19.7    Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program or arrangement.

        19.8    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (i) limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

        19.9    Severability.    In the event that any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.10    Requirements of Law.    The granting of Awards and the issuance of Shares pursuant to an Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges or markets as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.11    Governing Law.    The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, excluding any conflicts or choice of law principles which might otherwise result in construction or interpretation of the Plan or an Award Agreement under the substantive law of another jurisdiction.

ARTICLE XX
SECTION 409A OF THE CODE

        This Plan is intended in all respects to comply with the provisions of Section 409A of the Code and the Company shall interpret and administer the Plan in a manner consistent with Section 409A of the Code. In accordance with Prop. Reg. §1.409A-3(h)(2)(vi) (or any subsequent corresponding provision of law), should there be a final determination that this Plan fails to meet the requirements of Section 409A and the regulations thereunder with respect to any Participant, the Company may distribute to the Participant an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and the regulations.

        Notwithstanding any other provision of this Plan to the contrary, in the event that any compensation pursuant to the other provisions of this Plan would result in the imposition on a Participant of any additional taxes or interest pursuant to the provisions of Section 409A of the Code and any temporary or final Treasury Regulations or Internal Revenue Service guidance thereunder, the timing of the payment or settlement of such compensation shall be appropriately and equitably adjusted, together with any appropriate and equitable adjustments to reflect the time value of money, in order that such Participant may receive substantially the same economic benefits as provided under this Plan and in compliance with Section 409A of the Code and without the imposition on such Participant of any additional taxes or interest thereunder.

[Remainder of page intentionally left blank]

        This 2006 Equity Incentive Compensation Plan, as amended and restated, was adopted by the Board of Directors of St. Mary Land & Exploration Company on March 28, 2008.

ST. MARY LAND & EXPLORATION COMPANY
By:	/s/ ANTHONY J. BEST Anthony J. Best President and Chief Executive Officer

ANNEX B

ST. MARY LAND & EXPLORATION COMPANY

CASH BONUS PLAN

As Amended on March 28, 2008

        The Cash Bonus Plan (the "Plan") of St. Mary Land & Exploration Company, a Delaware corporation (the "Company"), shall function as follows:

        1.     On or before March 15 of each year the Compensation Committee of the Board of Directors of the Company (the "Committee"), each member of which shall be an "outside director" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall designate the key employees, if any, of the Company (and of any of the Company's majority owned subsidiaries) who are eligible to participate in the Plan with respect to the prior calendar year.

        2.     No participant shall receive a bonus under the Plan with respect to a calendar year in excess of two hundred percent of his or her base salary received for such year. Unless and until the Committee determines that a bonus under the Plan to an employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code (a "Covered Employee"), shall not be designed to qualify as compensation solely on account of the attainment of one or more performance goals under circumstances that satisfy the requirements of Section 162(m) of the Code ("Performance Based Compensation"), the maximum aggregate amount paid as a bonus under the Plan to any one Covered Employee in any one calendar year shall not exceed $2,000,000.

        3.     Payments under the Plan shall be made in full to each participant at the time such payment is first determined, provided that the participant is employed by the Company or a qualifying subsidiary at that time. The timing of payments under the Plan shall comply in all respects with the provisions of Section 409A of the Code and the regulations thereunder.

        4.     Payments under the Plan shall not be deemed to constitute compensation of any nature for purposes of any other compensation, retirement or other benefit plan of the Company. To the extent that any such other plan contains provisions contrary to the foregoing sentence, such other plan shall be deemed to be amended to conform to the foregoing sentence.

        5.     All matters with respect to the interpretation and application of the Plan shall be conclusively determined by the Committee.

        6.     The Plan may be terminated or modified prospectively at any time by the Board of Directors. Nothing contained in the Plan shall constitute a contract, express or implied, or any other type of obligation with respect to the employment or the continued employment by the Company of any person.

        7.     Notwithstanding any other terms of the Plan, the payability (as determined by the Committee) of a bonus under the Plan that the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such a bonus (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such bonus within 90 days after the commencement of the period to which the performance goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such bonus shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the bonus were satisfied. In no case may the Committee increase the value of a bonus intended to qualify as Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee retains the discretion to reduce the value below such maximum.

        Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general performance measures set forth herein, the performance goal(s) upon which the payment of a bonus to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following performance measures:

          (a)   Increases in, or levels of, net asset value; net asset value per share; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income and/or earnings per share;

          (b)   Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

          (c)   Share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

          (d)   Oil and gas reserve replacement, reserve growth and finding and development cost targets;

          (e)   Oil and gas production targets;

          (f)    Performance of investments in oil and gas properties;

          (g)   Cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity, or capital); and

          (h)   Increases in, or levels of, operating and/or nonoperating expenses.

Any performance measure(s) may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or subsidiaries of the Company or any combination thereof, as the Committee may deem appropriate, and any performance measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

        The Committee may provide that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect bonuses to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to make bonus payments to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such payments without satisfying the requirements of Section 162(m) of the Code.

* * * * *

        This Cash Bonus Plan, as amended, was adopted by the Board of Directors of St. Mary Land & Exploration Company on March 28, 2008.

ST. MARY LAND & EXPLORATION COMPANY
By:	/s/ ANTHONY J. BEST Anthony J. Best President and Chief Executive Officer

C123456789
000004	000000000.000000 ext		000000000.000000 ext
MR A SAMPLE	000000000.000000 ext		000000000.000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext		000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on May 21, 2008.
	[ICON]	Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com/SM
		•	Follow the steps outlined on the secured website.
	[ICON]	Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
		•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	C0123456789	12345

\/ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

A
Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1.	The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below.
01—Barbara M. Baumann 02—Anthony J. Best 03—Larry W. Bickle 04—William J. Gardiner 05—Mark A. Hellerstein 06—Julio M. Quintana 07—John M. Seidl 08—William D. Sullivan	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT—To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
		For	Against	Abstain
2.	The proposal to approve the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan.	☐	☐	☐
		For	Against	Abstain
3.	The proposal to approve the Cash Bonus Plan.	☐	☐	☐
		For	Against	Abstain
4.	The proposal to ratify the appointment of Deloitte & Touche, LLP by the Audit Committee as the Company's independent registered public accounting firm.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J NT 1 U P X 0 1 7 5 1 4 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

\/ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

Proxy—St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203

This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 21, 2008.

The undersigned hereby appoints Anthony J. Best and C. Mark Brannum, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2008, and at any reconvened meeting after any adjustment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all director nominees listed on this proxy, the approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan, the approval of the Cash Bonus Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as St. Mary Land & Exploration Company's independent public accounting firm.

This proxy also confirms discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company's management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company's management.

B
Non-Voting Items

Change of Address—Please print new address below.

C
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

\/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

A
Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1.	The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below.
01—Barbara M. Baumann 02—Anthony J. Best 03—Larry W. Bickle 04—William J. Gardiner 05—Mark A. Hellerstein 06—Julio M. Quintana 07—John M. Seidl 08—William D. Sullivan	☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT—To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
		For	Against	Abstain
2.	The proposal to approve the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan.	☐	☐	☐
		For	Against	Abstain
3.	The proposal to approve the Cash Bonus Plan.	☐	☐	☐
		For	Against	Abstain
4.	The proposal to ratify the appointment of Deloitte & Touche, LLP by the Audit Committee as the Company's independent registered public accounting firm.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X 0 1 7 5 1 4 2

\/ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. \/

Proxy—St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203

This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 21, 2008.

The undersigned hereby appoints Anthony J. Best and C. Mark Brannum, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2008, and at any reconvened meeting after any adjustment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all director nominees listed on this proxy, the approval of the Amendment and Restatement of the 2006 Equity Incentive Compensation Plan, the approval of the Cash Bonus Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as St. Mary Land & Exploration Company's independent public accounting firm.

This proxy also confirms discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company's management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company's management.

B
Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.